Exhibit 4.1

EXECUTION VERSION

OCLARO LUXEMBOURG S.A.,

as the Company,

OCLARO, INC.

as a Guarantor,

the other guarantors parties hereto,

AND

Wells Fargo Bank, National Association,

as Trustee and Second Lien Collateral Agent

Indenture

Dated as of December 14, 2012

7.50% Exchangeable Senior Secured Second Lien Notes due 2018

INDENTURE, dated as of December 14, 2012 between Oclaro Luxembourg S.A., a société anonyme incorporated under the laws of Luxembourg, with a share capital of EUR 31,000, in the process of registration with the Luxembourg Register of Commerce and Companies, having its registered office at 65, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Grand-Duchy of Luxembourg (the “Company”), the Guarantors (as defined herein), including Oclaro, Inc., a Delaware corporation (the “Parent”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and as Second Lien Collateral Agent (the “Second Lien Collateral Agent”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 7.50% Exchangeable Senior Secured Second Lien Notes due 2018 (each a “Note” and collectively, the “Notes”) of the tenor and amount hereinafter set forth, and to provide therefor and for the Note Guarantees, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make the Note Guarantee, when executed by the Guarantors, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with the terms of the Notes, the Note Guarantees and the Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iii) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Indebtedness” means Indebtedness of a person whose assets of stock is acquired by the Parent, the Company or any of their Restricted Subsidiaries in an acquisition.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 4.07.

“Additional Interest” means all amounts, if any, payable pursuant to Section 9.03 hereof. Unless the context otherwise requires, all references in this Indenture to interest include Additional Interest, if any. Any express reference to Additional Interest in this Indenture shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.01 hereof, with the same terms as the Initial Notes.

“Additional Shares” has the meaning specified in Section 7.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means the Second Lien Collateral Agent, Exchange Agent, Custodian, Registrar, co-registrar, Paying Agent or additional paying agent.

“Agent Members” has the meaning specified in Section 3.06(b).

“Applicable Exchange Price” means the Exchange Price in effect at any given time.

“Applicable Exchange Rate” means the Exchange Rate in effect at any given time.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Applicable Taxes” has the meaning specified in Section 4.07.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Parent, the Company or any of their Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent, the Company and their Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Article 10 hereof and not by the provisions of Section 4.14 hereof; and

(2) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or the sale by the Parent, the Company or any of their Restricted Subsidiaries of Equity Interests in any of the Parent’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

(2) a transfer of assets between or among the Parent, the Company and their Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent, the Company or a Restricted Subsidiary of either the Parent or the Company;

(4) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(5) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Parent, no longer economically practicable to maintain or useful in the conduct of the business of the Parent, the Company and their Restricted Subsidiaries taken as whole);

(6) licenses and sublicenses by the Parent, the Company or any of their Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8) the granting of Liens not prohibited by Section 4.18 hereof;

(9) the sale or other disposition of cash or Cash Equivalents;

(10) a Restricted Payment that does not violate Section 4.16 hereof; and

(11) the sale of the inventory, fixed assets and other assets related to (a) the business of Oclaro Technology (Shenzhen) (FFTZ) Co., Ltd. to a third party contract manufacturer in connection with a supply agreement entered into with such manufacturer, as disclosed in the Parent’s press releases or SEC filings, and (b) similar transactions that result in the sale to a third party manufacturer of non-core businesses of the Parent, the Company and the Restricted Subsidiaries in connection with customary supply agreements entered into with such manufacturer, entered into in the ordinary course of business and on market terms.

“Asset Sale Offer” has the meaning specified in Section 4.14(c).

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or the General Counsel of such Person or any director when it relates to the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit, time deposits and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change in Tax Law” has the meaning specified in Section 5.01(b).

“Clause A Distribution” has the meaning specified in Section 7.04(c).

“Clause B Distribution” has the meaning specified in Section 7.04(c).

“Clause C Distribution” has the meaning specified in Section 7.04(c).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the rights, property and assets securing the Notes and the Notes Guarantees over which a Lien has been granted pursuant to the Collateral Agreements, and any rights, property or assets over which a Lien has been granted to secure the Obligations of the Company and the Guarantors under the Notes, the Note Guarantees and this Indenture.

“Collateral Agreements” means the collateral agreements listed in Schedule A-1 and Schedule A-2 to this Indenture, the Intercreditor Agreement and any other instrument or document executed and delivered pursuant to this Indenture or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which the Collateral is pledged, assigned or granted to or on behalf of the Second Lien Collateral Agent for the benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Stock” means the shares of common stock, $0.01 par value per share, of the Parent, subject to the provisions of Section 7.05.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by an officer or director of the Company.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus

(6) any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent will be added to Consolidated Net Income to compute Consolidated EBITDA of the Parent to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Parent or any of its Restricted Subsidiaries during the four quarter reference period or subsequent to such reference period and on or prior to the applicable date of determination shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four quarter period.

For the avoidance of doubt, for purposes of this definition and this Indenture generally, Restricted Subsidiaries of the Parent includes the Company.

“Consolidated Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Parent, the Company and their Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments and, regardless of whether on or off balance sheet, obligations under receivable financings.

“Consolidated Leverage Ratio” means as of any date of determination the ratio of: (1) the sum of the aggregate outstanding amount of the Parent’s Consolidated Indebtedness on such date to (2) the Parent’s Consolidated EBITDA for the four most recently completed fiscal quarters ending on or immediately prior to such date of determination for which internal financial statements are available.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

For the avoidance of doubt, for purposes of this definition and this Indenture generally, Restricted Subsidiaries of the Parent includes the Company.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee for purposes of this Indenture shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at 230 West Monroe Street, Suite 2900, Chicago, IL 60606, and for purposes of certain Agent services such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations, or such other address in the United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office in the United States of any successor Trustee (or such other address in the United States as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of November 2, 2012, among the Parent, Oclaro Technology Limited, as borrower, the lenders party thereto, as lenders, and Wells Fargo Capital Finance, Inc., as administrative agent for such lender, providing for up to $100.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means Wells Fargo Bank, National Association, as custodian with respect to any Global Notes, or any successor entity.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.16 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent, the Company and any of their Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Distributed Property” has the meaning specified in Section 7.04(c).

“Domestic Subsidiary” means any Subsidiary of the Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 7.07(c).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“EU Savings Directive” has the meaning specified in Section 4.04(a).

“Event of Default” has the meaning specified in Section 9.01.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Excess Proceeds” has the meaning specified in Section 4.14(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for exchange.

“Exchange Date” has the meaning specified in Section 7.02(b).

“Exchange Notice” shall have the meaning specified in Section 7.02(b).

“Exchange Price” means, per share of Common Stock, $1,000 divided by the Applicable Exchange Rate.

“Exchange Rate” means initially 541.7118 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustment as set forth herein.

“Excluded Holder” has the meaning specified in Section 5.03.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent (unless otherwise provided in this Indenture).

“First Lien Collateral Agent” means Wells Fargo Capital Finance, Inc., as agent for the lenders under the Credit Agreement, and any successor, assign, replacement or substitute therefor or any Person performing a similar capacity in connection with any replacement or refinancing, in whole or in part, of the Credit Agreement.

“Foreign Subsidiary” means any Subsidiary of the Parent that is not a Domestic Subsidiary.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Notes.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an Affiliate of the Company (within the meaning of Rule 144) and has not been an Affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Free Transferability Certificate” means a certificate substantially in the form of Exhibit B.

“Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Parent, the Parent’s Subsidiaries or the Parent’s or their employee benefit plans has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Parent’s common equity representing more than 50% of the voting power of all outstanding classes of the Parent’s common equity entitled to vote generally in the election of the Parent’s directors;

(2)	consummation of (A) any share exchange, consolidation or merger involving the Parent pursuant to which the Common Stock will be exchanged into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Parent and the Parent’s Subsidiaries, taken as a whole, to any person other than one or more of the Parent’s Subsidiaries; provided, however, that neither (a) a transaction described in clause (A) in which the holders of all classes of the Parent’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of the Parent’s common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger primarily for the purpose of changing the jurisdiction of incorporation of the Parent to another state within the United States of America or the District of Columbia and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this clause (2);

(3)	the Parent’s shareholders approve any plan or proposal for the liquidation or dissolution of the Parent; or

(4)	the Common Stock (or other Capital Stock into which the Notes are then exchangeable pursuant to the terms of this Indenture) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

If a transaction occurs that constitutes a Fundamental Change under both clause (1) and clause (2) above, such transaction shall be treated solely as a Fundamental Change under clause (2) above. Notwithstanding the foregoing, a Fundamental Change as a result of clauses (1) or (2) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of shares of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of such transaction or transactions, the Notes become exchangeable for such Publicly Traded Securities, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights.

“Fundamental Change Company Notice” has the meaning specified in Section 8.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 8.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 8.01(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 8.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Note” means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means the Parent, Oclaro Photonics, Inc., Oclaro Technology, Inc., Oclaro (New Jersey), Inc., Oclaro (North America), Inc., Mintera Corporation, Pine Photonics Communications, Inc., Opnext Subsystems, Inc., Opnext, Inc., Oclaro Innovations LLP, Bookham Nominees Limited, Oclaro Technology Limited, Bookham International Ltd. and Oclaro (Canada) Inc.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered in the Register.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of a Person whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary of a Person will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Parent.

“incur” has the meaning specified in Section 4.17(a).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, including terms of the Notes and Note Guarantees as applicable.

“Initial Notes” has the meaning specified in Section 3.01.

“Initial Purchaser” means Morgan Stanley & Co. LLC.

“Intercreditor Agreement” means the Security Interest Subordination Agreement, to be entered into as of the Issue Date, between the First Lien Collateral Agent and the Second Lien Collateral Agent, as it may be amended.

“Interest Make-Whole Premium” has the meaning specified in Section 7.01(c).

“Interest Payment Date” means each June 15 and December 15 of each year, beginning June 15, 2013.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.16(e) hereof. The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.16(e) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“Judgment Currency” has the meaning specified in Section 17.19.

“Last Reported Sale Price” means, on any Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity Date” means June 15, 2018.

“Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Merger Event” has the meaning specified in Section 7.05.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Parent, the Company or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries.

“Non-Recourse Debt” means Indebtedness:

(1) as to which none of the Parent, the Company nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent, the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Parent, the Company or any of their Restricted Subsidiaries.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, the Security Agreements and each of the other agreements, documents and instruments providing for or evidencing any note Obligation, any other document or instrument executed or delivered at any time in connection with any Obligation in respect of the Notes, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning specified in the first paragraph of the Recitals of the Company, and includes any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note. The Initial Notes and the Additional Notes shall be governed by the same terms and for purposes of this Indenture.

“Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of Notes outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Notice of Optional Redemption” has the meaning specified in Section 5.03.

“Notice of Tax Redemption” has the meaning specified in Section 5.03.

“Notice of Tax Redemption Election” has the meaning specified in Section 5.03.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum dated December 10, 2012 relating to the offering and sale of the Notes.

“Officer’s Certificate” means a certificate signed by any officer or director of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company or a Guarantor, or any other counsel acceptable to the Trustee.

“Optional Redemption” has the meaning specified in Section 5.01(a).

“outstanding” when used with reference to Notes, shall, subject to the provisions of Section 17.05, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(i) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(ii) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(iii) Notes that have been paid pursuant to Section 3.09 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.09 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Company; and

(iv) Notes exchanged pursuant to ARTICLE 7 and required to be cancelled pursuant to Section 3.12.

“Parent” means the indirect parent of the Company, Oclaro, Inc.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest, the Redemption Price, the Interest Make-Whole Premium, the Additional Amounts, or the Fundamental Change Purchase Price of, any Notes on behalf of the Company. Wells Fargo Bank, National Association shall initially be the Paying Agent.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Parent, the Company and any of their Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Indebtedness” has the meaning specified in Section 4.17.

“Permitted Liens” means:

(1) Liens on assets of the Parent, the Company or any of their Restricted Subsidiaries securing Indebtedness and other Obligations under the Credit Agreement that was permitted by the terms of this Indenture to be incurred pursuant to clause (1) of the definition of Permitted Indebtedness;

(2) Liens to secure Hedging Obligations;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent or the Company or is merged with or into or consolidated with the Parent, the Company or any Restricted Subsidiary of the Parent or the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Parent or the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Parent or the Company or is merged with or into or consolidated with the Parent, the Company or any Restricted Subsidiary of the Parent or the Company;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, insurance, surety, statutory or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens to secure Indebtedness permitted by clause (3) of the definition of Permitted Indebtedness;

(7) Liens on the Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(8) Liens existing on the Issue Date, other than Liens securing Indebtedness and other obligations incurred pursuant to clause (1) of the definition of Permitted Indebtedness;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(16) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(17) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) grants of software and other technology licenses in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20) Liens in favor of the Company or any of the Guarantors; and

(21) Liens incurred in the ordinary course of business of the Parent, the Company or any Restricted Subsidiary of the Parent or the Company with respect to obligations that do not exceed $3.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(1) such refinancings, renewals, or extensions do not result in an increase in the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith),

(2) such refinancings, renewals, or extensions do not result in a shortening of the Weighted Average Life to Maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Holders of the Notes,

(3) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Notes, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Holders of Notes as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(4) the Indebtedness that is refinanced, renewed, or extended is not recourse to any person that is liable on account of the obligations under this Indenture or the Notes other than those persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of integral $200,000 Principal Amount and integral multiples of $1,000 in excess thereof that are not Global Notes.

“Post-Completion Collateral” means the Collateral that is pledged, assigned or granted to or on behalf of the Second Lien Collateral Agent for the benefit of the Holders and the Trustee pursuant to the Collateral Agreements listed in Schedule A-2 hereto.

“Principal Amount” of a Note means the principal amount as set forth on the face of the Note.

“Publicly Traded Securities” means shares of Capital Stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or, with respect to a transaction that otherwise would be a Fundamental Change, which will be so listed or quoted when issued or exchanged in connection with such transaction.

“Purchase Agreement” means the Purchase Agreement, dated December 10, 2012, entered into by the Company and the Initial Purchaser in connection with the sale of the Notes.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for Optional Redemption and/or Tax Redemption, as the case may be, pursuant to this Indenture.

“Redemption Exchange Make-Whole Payment” has the meaning specified in Section 7.03.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed for Optional Redemption and/or Tax Redemption, as the case may be, pursuant to this Indenture.

“Redemption Reference Date” means, for any exchange of Notes in connection with a Tax Redemption, the date 30 days prior to the applicable Redemption Date.

“Redemption Reference Price” means, for any exchange of Notes in connection with a Tax Redemption, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading-Day period ending on, and including, the applicable Redemption Reference Date. The Parent’s Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Date of the event occurs, during such ten consecutive Trading Day period.

“Reference Property” has the meaning specified in Section 7.05.

“Register” and “Registrar” have the respective meanings specified in Section 3.06.

“Regular Record Date” means, with respect to the payment of interest on the Notes (including Additional Interest, if any) Close of Business on June 1 or December 1, as the case may be, immediately preceding the relevant Interest Payment Date.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 4.07.

“Required Currency” has the meaning specified in Section 17.19.

“Resale Restriction Termination Date” has the meaning specified in Section 3.08(b)(ii).

“Restricted Global Note” has the meaning specified in Section 3.08(b)(i).

“Restricted Note” has the meaning specified in Section 3.07(a)(i).

“Restricted Payments” has the meaning specified in Section 4.16.

“Restricted Stock” has the meaning specified in Section 3.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“Second Lien Collateral Agent” means Wells Fargo Bank, National Association as second lien collateral agent pursuant to this Indenture and the Collateral Documents, or any successor or replacement collateral agent acting in such capacity.

“Section 16 Percentage” with respect to any Holder of a Note (including, for this purpose, any holder of a beneficial interest therein) as of any day is the fraction, expressed as a percentage, (i) the numerator of which is the number of shares of the Common Stock that such holder and each person subject to aggregation of shares with such holder under Section 13 or Section 16 of the Exchange Act directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act) and (ii) the denominator of which is the number of shares of the Common Stock outstanding.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreements” means the security agreements, debentures, mortgages and other documents to be entered into as of the Issue Date, made by the Company and the relevant Guarantors in favor of the Second Lien Collateral Agent with respect to the Collateral, as amended.

“Share Price” has the meaning specified in Section 7.07(c).

“Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the Issue Date of the Notes.

“Spin-Off” has the meaning specified in Section 7.04(c).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Successor Company” has the meaning specified in Section 10.01(i).

“Tax Redemption” has the meaning specified in Section 5.01(b).

“Tax Redemption Date” means, when used with respect to any Note to be redeemed pursuant to a Tax Redemption, the date fixed for such Tax Redemption pursuant to this Indenture.

“Tax Redemption Price” has the meaning specified in Section 5.01(b).

“Trading Day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” has the meaning specified in Section 7.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trust Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Unrestricted Subsidiary” means any Subsidiary of the Parent that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(3) is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent, the Company or any of their Restricted Subsidiaries.

“U.S.” means the United States of America.

“Valuation Period” has the meaning set forth in Section 7.04(c).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required pursuant to Section 17.04. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officer’s Certificate required by Section 4.21) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made or causes to be made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or certificates of public officials.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Company may, in the circumstances permitted by this Indenture, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Notes shall be proved by the Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05. Notices, Etc., to Trustee and Company . Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 17.02, or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by facsimile, with confirmation of transmission. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other Applicable Procedures.

Section 1.07. [Reserved.]

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

ARTICLE 2.

SECURITY FORMS

Section 2.01. Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Notes shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02. Form of Face of Note.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR OCLARO, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR OCLARO, INC. DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

[THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) AFTER THE COMPANY ISSUES GLOBAL NOTES NOT BEARING THIS RESTRICTIVE LEGEND AND BEARING AN UNRESTRICTED CUSIP NUMBER FOR THE NOTES, EXCEPT:

(A)	TO THE COMPANY OR OCLARO, INC. OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE NOTES OR SUCH SHARES OF COMMON STOCK, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE (I) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASER’S OPTION TO PURCHASE ADDITIONAL NOTES) AND (II) ON WHICH WE HAVE INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, OCLARO, INC., THE TRANSFER AGENT AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

7.50% Exchangeable Senior Secured Second Lien Notes due 2018

No. [ ]	U.S. $25,000,000

CUSIP NO. [6755T AA2]

ISIN NO.     [US67555TAA25]

Oclaro Luxembourg S.A., a société anonyme incorporated under the laws of Luxembourg, with a share capital of EUR 31,000, in the process of registration with the Luxembourg Register of Commerce and Companies, having its registered office at 65, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Grand-Duchy of Luxembourg (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] UNITED STATES DOLLARS (U.S. $[            ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on June 15, 2018. The Principal Amount of Physical Notes and interest thereon and Interest Make-Whole Premium, if applicable, as provided on the reverse hereof, shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. The Paying Agent will pay principal of any Global Note and interest thereon and Interest Make-Whole Premium, if applicable, as provided on the reverse hereof, in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or other payment date, as the case may be.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to exchange this Note into shares of Common Stock of the Company and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture. In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OCLARO LUXEMBOURG S.A.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Section 2.03. Form of Reverse of Note.

OCLARO LUXEMBOURG S.A.

7.50% Exchangeable Senior Secured Second Lien Notes due 2018

This Note is one of a duly authorized issue of Notes of the Company, designated as its 7.50% Exchangeable Senior Secured Second Lien Notes due 2018 (the “Notes”), initially limited in aggregate principal amount to $25,000,000, which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) all issued or to be issued under and pursuant to an Indenture dated as of December 14, 2012 (the “Indenture”) among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and as Second Lien Collateral Agent (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Indenture provides that Additional Notes may be issued thereunder, if certain conditions are met.

Interest. The Notes will bear interest at a rate of 7.50% per year; provided that if, prior to the close of business on the second Business Day immediately preceding June 15, 2013, the Parent (including for this purpose all of Parents’ Subsidiaries) fails to secure incremental payments after December 10, 2012 totaling a minimum of $15,000,000 on insurance claims related to the Thailand floods that have been filed as of December 10, 2012, then the interest rate will increase by 2.0% per year for the period beginning on the date the Notes are issued and ending on the date when Parent (including for this purpose all of Parent’s Subsidiaries) receives such payments. Interest on the Notes will accrue from, and including, December 14, 2012, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning June 15, 2013. Pursuant to Section 9.03 of the Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

Interest will be paid to the person in whose name a Note is registered at the Close of Business on June 1 or December 1 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Interest will cease to accrue on a Note upon its maturity, exchange, redemption or repurchase in connection with a Fundamental Change.

Redemption at the Option of the Company. No sinking fund is provided for the Notes. The Notes will be subject to redemption at the option of the Company, in whole but not in part, in connection with certain tax-related events and on or after December 19, 2015, in whole or in part, if the Last Reported Sale Price of the Common Stock has been at least 150% of the Exchange Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides Notice of Optional Redemption. The Redemption Price for any such Optional Redemption is equal to 100% of the Principal Amount of the Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date.

If a Holder’s Notes have been called for Optional Redemption or Tax Redemption, and such Holder submits such Notes for exchange at any time prior to the Close of Business on the third Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price), then the Company will, in addition to delivering shares of the Common Stock deliverable upon such exchange and paying cash in lieu of any fractional shares, make a payment in cash to such Holder equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be exchanged had such Notes remained outstanding from the applicable Exchange Date to the Maturity Date. If the Redemption Exchange Make-Whole Payment is payable upon exchange of a Holder’s Note, then such Holder will not receive the Interest Make-Whole Premium.

Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Maturity Date at 100% of the Principal Amount together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.

Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture. The right to withdraw the Fundamental Change Purchase Notice will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.

Payment of Redemption Price and Fundamental Change Purchase Price. If money sufficient to pay the Redemption Price or Fundamental Change Purchase Price, as the case may be, of all Notes or portions thereof to be redeemed or purchased on a Redemption Date or on a Fundamental Change Purchase Date, respectively, is deposited with the Paying Agent on the Redemption Date or the Fundamental Change Purchase Date, respectively, such Notes will cease to be outstanding and interest will cease to accrue on such Notes (or portions thereof) immediately after such Redemption Date or immediately after the Close of Business on such Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note). In addition, the Company may, at its option, offer to redeem the Notes in connection with a Change in Tax Law that results in Additional Amounts becoming due and payable in respect to payments and/or deliveries on the Notes. Upon occurrence of a Change in Tax Law, the Company may elect to redeem, in whole but not in part, on the Redemption Date at the Redemption Price specified in the Indenture of such Holder’s Notes surrendered for exchange or otherwise not redeemed.

Exchange. Subject to and upon compliance with the provisions of the Indenture (including without limitation the conditions of exchange of this Note set forth in Article 7 thereof), the Holder hereof has the right, at its option, to exchange the Principal Amount hereof or any portion of such principal so long as the remaining amount of this Note not so exchanged is equal to $200,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock at the Applicable Exchange Rate. The Exchange Rate is initially 541.7118 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Exchange Price of approximately $1.846), subject to adjustment in certain events described in the Indenture. Upon exchange, the Company will deliver shares of Common Stock as set forth in the Indenture. No fractional shares will be issued upon any exchange, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for exchange. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Purchase Date may be exchanged only if such Holder validly withdraws the related election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or exchange of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Interest Make-Whole Payment. On or after December 15, 2013, if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending within five Trading Days immediately prior to the date the Company receives an Exchange Notice exceeds the applicable Exchange Price in effect on each such Trading Day, the Company will, in addition to delivering shares of Common Stock, together with cash in lieu of fractional shares of Common Stock, make an Interest Make-Whole Premium payment in cash equal to the sum of present value of the remaining scheduled payments of interest on the Notes to be exchanged through the Maturity Date computed using a discount rate equal to 0.50%. Such present value will be computed by an internationally recognized independent investment banking firm, which may be the Initial Purchaser, retained by the Company for this purpose. Notwithstanding the foregoing, if the Redemption Exchange Make-Whole Payment is payable upon exchange of a Holder’s Note, then such Holder will not receive the Interest Make-Whole Premium with respect to such Note. The Company will notify Holders of such Interest Make-Whole Premium amount no later than one Business Day after the Company receives the Exchange Notice. Any Holder that exchanges its Notes in connection with a Fundamental Change or in connection with a Tax Redemption will not receive the Interest Make-Whole Premium but will instead receive the Additional Shares.

Acceleration of Maturity. Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the Principal Amount plus interest through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Supplement Indentures with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the United States, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and the Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Denominations. The Notes are issuable only in registered form in denominations of $200,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

This Note and any claim, controversy or dispute arising under or related to this Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

For value received             hereby sell(s), assign(s) and transfer(s) unto             (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints             attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Oclaro Luxembourg S.A. or Oclaro, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the fourth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

If you want to exchange this Note into Common Stock of the Company, check the box: ¨

To exchange only part of this Note, state the Principal Amount to be exchanged (which must be an amount such that the remaining amount of this Note not so exchanged is equal to $200,000 or an integral multiple of $1,000 in excess thereof):

$

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Form of Fundamental Change Repurchase Notice]

To: Wells Fargo Bank, National Association

[            ]

Attention: [            ]

Facsimile: [            ]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oclaro Luxembourg S.A. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (such that the remaining amount of this Note not so purchased is equal to $200,000 or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Section 2.04. Form of Note Guarantee

.

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 14, 2012 (the “Indenture”) among Oclaro Luxembourg S.A., (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 16 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

Each of the Parent and each other Guarantor (other than the Parent) covenants that such Guarantor (other than the Parent) will remain a wholly-owned Subsidiary of the Parent unless and until such Guarantor (other than the Parent) is released from its respective Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

ARTICLE 3.

THE SECURITIES

Section 3.01. Title and Terms; Payments. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $25,000,000 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 3.08, 3.09, 3.11, 3.12, 5.06 or 8.05. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon the written order of the Company, without any further action by the Company hereunder; provided, however, that (i) the Company is then permitted to incur the debt under this Indenture, (ii) no such Additional Notes may be issued unless fungible with the Initial Notes under U.S. securities laws and for U.S. federal income tax purposes and (iii) the Trustee must receive an Officer’s Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph.

The Notes shall be known and designated as the “7.50% Exchangeable Senior Secured Second Lien Notes due 2018” of the Company. The Principal Amount shall be payable on the Maturity Date.

The Principal Amount of Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose in the continental United States of America. Interest on Physical Notes will be payable (i) to Holders having an aggregate Principal Amount of $1.0 million or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders having an aggregate Principal Amount of more than $1.0 million of Notes, either by check mailed to such Holders or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay principal of, interest on, and Interest Make-Whole Premium, if applicable, or any Redemption Exchange Make-Whole Amount, if applicable, on, Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, settlement date upon exchange or other payment date, as the case may be.

The Company, Parent or any of Parent’s other Subsidiaries may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to the Holders of the Notes. Any Notes repurchased by the Company, Parent or any of Parent’s other Subsidiaries will be retired and no longer outstanding hereunder.

Section 3.02. [Reserved].

Section 3.03. Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $200,000 and any integral multiple of $1,000 in excess thereof.

Section 3.04. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by an officer or director of the Company.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company together with notations of Note Guarantees of each Guarantor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and an Opinion of Counsel. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Notes or as Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.05. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, that any such temporary Notes shall bear legends as set forth in Section 2.02, Section 3.07 and Section 3.11.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 3.06. Registration; Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 3.07 and 3.11).

At the option of the Holder and subject to the other provisions of Section 3.07 and to Section 3.11, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 3.11(a)(iv).

To the extent the Company, or any Affiliate or agent on its behalf, maintains any register (including, without limitation, a register maintained at the Company’s registered office) other than the Register maintained by the Registrar providing for, evidencing and/or recording the registration, ownership and/or transfer of Notes (or beneficial interests therein), in each case, the Company will cause such register to be consistent in all respects with the Register maintained by the Registrar.

(b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 3.07. Transfer Restrictions.

(a) Restricted Notes.

(i) Every Note (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon exchange thereof) that bears, or that is required under this Section 3.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii) Until the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the exchange thereof) will bear the Restricted Notes Legend unless:

(A) such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B) such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C) the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.

(iii) In addition, until the Resale Restriction Termination Date:

(A) no transfer of any Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers a form of assignment substantially in the form set forth on the Note, with the appropriate box checked, to the Trustee; and

(B) the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Company (within the meaning of Rule 144) or has been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

(iv) On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the exchange thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

(b) Restricted Stock.

(i) Every share of Common Stock that bears, or that is required under this Section 3.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate to the Trustee), and each holder of Restricted Stock, by such holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Resale Restriction Termination Date, any share of Common Stock issued upon the exchange of a Note will be issued in book-entry form and will bear the Restricted Stock Legend unless:

(A) such share of Common Stock was transferred (1) to a Person other than (x) the Parent or (y) an affiliate of the Parent (within the meaning of Rule 144) or a Person that was an affiliate of the Parent (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such exchange;

(B) such share of Common Stock was transferred (1) to a Person other than (x) the Parent or (y) an affiliate of the Parent (within the meaning of Rule 144) or a Person that was an affiliate of the Parent (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;

(C) such Note, regardless of whether bearing the Restricted Notes Legend, was not, at the time of its exchange, required to bear the Restricted Notes Legend pursuant to Section 3.07(a) and such Common Stock was issued to a Person other than (1) the Parent or (2) an affiliate of the Parent; or

(D) the Company or the Parent delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

(iii) On and after the Resale Restriction Termination Date, any share of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company or the Parent reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend.

(c) As used in this Section 3.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 3.08. Expiration of Restrictions.

(a) Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor, except any shares of Common Stock issued upon exchange thereof) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate Principal Amount that do not bear the Restricted Notes Legend required by Section 3.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 3.11 and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b) Global Notes; Resale Restriction Termination Date.

(i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will exchange every Restricted Global Note (and every beneficial interest therein) for one or more Global Notes (and beneficial interests therein) that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 3.07 hereof.

(ii) To effect such exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process and the form of the Global Note not subject to the restrictions set forth in the Restricted Notes Legend and in Section 3.07 hereof at least 15 days immediately prior to the Free Trade Date, (B) in accordance with Section 3.04, execute a Global Note, and cause each Guarantor to execute a notation of Note Guarantee thereon, of a like aggregate Principal Amount and tenor to each Restricted Global Note, but assigned an unrestricted CUSIP number and not subject to the restrictions set forth in the Restricted Notes Legend and in Section 3.07 hereof, on or prior to the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, and (C) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly on or after the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, together with a Company Order and an Opinion of Counsel. Promptly upon the Company’s satisfaction of the conditions in the immediately preceding clauses (A), (B) and (C), each such Restricted Global Note will be surrendered to the Trustee for cancellation and the Trustee will cause each such Restricted Global Note to be cancelled in accordance with the Applicable Procedures and the Trustee, in accordance with Section 3.04, will promptly authenticate each such Global Note referred to in the immediately preceding clause (B). The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Resale Restriction Termination Date.”

Promptly after the Resale Restriction Termination Date, the Company will provide Bloomberg LLP with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg LLP to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are now identified by an unrestricted CUSIP number.

(iii) The Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Restricted Global Note to be exchanged for one or more Global Notes identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Company satisfies such requirements in the immediately preceding clauses (A), (B) and (C) or as promptly as possible thereafter.

(iv) Notwithstanding anything to the contrary in Sections 3.08(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that exchange of each Restricted Global Note for one or more Global Notes not bearing the Restricted Notes Legend and identified by an unrestricted CUSIP number for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

Section 3.09. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.10. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 3.11. Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 3.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for exchange, (ii) as to which Section 5.06 is applicable or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.11(c):

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 3.07); and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 3.04, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 3.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 3.07.

(ii) In addition, if (x) the Company, in its sole discretion, determines that any Global Note will be exchangeable for Physical Notes or (y) an Event of Default has occurred and is continuing, in each case, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Physical Notes by delivering a written request to the Registrar.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 3.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 3.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Transfer and Exchange of Physical Notes.

(i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 3.07.

(ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 3.07.

(iii) If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Principal Amount of Notes represented by such Global Note to be increased by the aggregate Principal Amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate Principal Amount of such Physical Note. If no Global Notes are then outstanding, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, authenticate, a new Global Note in the appropriate aggregate Principal Amount.

Section 3.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, payment, purchase, repurchase, exchange (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to exchange the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.13. CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4.

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes, including the Fundamental Change Repurchase Price, Redemption Price, Interest Make-Whole Premium, Redemption Exchange Make-Whole Payment and Additional Interest, as applicable. If any Interest Payment Date, the Maturity Date, any Redemption Date or any Fundamental Change Purchase Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon for the intervening period in respect of such delay.

If, prior to the Close of Business on the second Business Day immediately preceding June 15, 2013, the Parent (including for this purpose all of Parent’s Subsidiaries) fails to secure incremental payments after December 10, 2012 totaling a minimum of $15.0 million on insurance claims related to the Thailand floods that have been filed as of December 10, 2012, then the interest rate will increase by 2.0% per year for the period beginning on the date the Notes are issued and ending on the date when Parent (including for this purpose all of Parent’s Subsidiaries) receives such payments. The Company shall provide written notice to the Holders of the Notes and to the Trustee prior to the Close of Business on the second Business Day immediately preceding June 15, 2013 if the interest rate will not be adjusted by 2.0% or if the interest rate is to be adjusted by 2.0% and if the interest rate is so adjusted, shall subsequently provide written notice promptly to the Holders of the Notes and the Trustee if the interest rate is later to revert back to the original coupon. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange or another recognized stock exchange for United Kingdom and Luxembourg tax purposes, and the rules of the Luxembourg Stock Exchange or another recognized stock exchange for United Kingdom and Luxembourg tax purposes so require, the Company shall, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange at www.bourse.lu.

Interest payments, including any Additional Interest, if applicable, may be made on behalf of the Company by the Parent or any of its Subsidiaries.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate co-Registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Registrar and Exchange Agent.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 11.11(a) and the third paragraph of Section 11.12. If co-Registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Notes it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.12, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) The Company may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts. If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.

In addition to maintaining Paying Agents pursuant to Section 4.02, the Company will maintain a Paying Agent in Luxembourg for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market or another recognized stock exchange for United Kingdom and Luxembourg tax purposes, and the rules of the Luxembourg Stock Exchange or such other recognized stock exchange so require. The Company shall also undertake to maintain a Paying Agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN meeting of November 26 and 27, 2000 regarding the taxation of savings income (the “EU Savings Directive”) or any law implementing or complying with or introduced in order to conform to such EU Savings Directive. However, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange or another recognized stock exchange for United Kingdom and Luxembourg tax purposes and the rules of the Luxembourg Stock Exchange or such other recognized stock exchange so require, the Company shall publish notice of any change of any Paying Agent in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange at www.bourse.lu.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 13.03 and Section 13.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 4.06. Listing of the Notes. The Company will use its commercially reasonable efforts to list and to maintain the listing of the Notes on the Official List of the Luxembourg Stock Exchange and the admission to trading on the Euro MTF market or on another recognized stock exchange for United Kingdom and Luxembourg tax purposes for so long as the Notes are outstanding; provided that if at any time the Company is unable to do so having used such commercially reasonable efforts or if the Company determines that it is unduly burdensome to maintain such listing, it will obtain prior to the delisting of the Notes from the Official List of the Luxembourg Stock Exchange and from trading on the Euro MTF market or from such other exchange, and thereafter use reasonable best efforts to maintain a listing of such Notes on another recognized stock exchange for United Kingdom and Luxembourg tax purposes, including a stock exchange that is a “recognised stock exchange” within the meaning of section 1005 of the United Kingdom Income Tax Act 2007.

Section 4.07. Additional Amounts. All payments and deliveries made by or on behalf of the Company or any Guarantor, or any successor to the Company or any Guarantor, under or with respect to any Note or Note Guarantee, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), payments of interest, including any Additional Interest, and payments of cash and/or deliveries of the Common Stock (together with any Interest Make-Whole Payment or Interest Make-Whole Premium) upon exchange and any payments under any Note Guarantee pursuant to Article 16, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“Applicable Taxes”) by or within (1) the United States, the U.K. or Luxembourg (or, in each case, any political subdivision or taxing authority thereof or therein), (2) any jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company or any Guarantor or any of their successors are, for tax purposes, incorporated, organized or resident or doing business or (3) any jurisdiction (or any political subdivision or taxing authority thereof or therein) through which payment is made (each of (1), (2) and (3), as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is so required by law, the Company or the relevant Guarantor, as appropriate, shall pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

(a) for or on account of:

(i) any Applicable Taxes that would not have been imposed but for:

(A) the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note or Note Guarantees or the receipt of payments or the exercise or enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period); or

(C) the failure of the Holder or beneficial owner to comply with a timely and reasonable written request from the Company or any successor to the Company, addressed to the Holder or beneficial owner, as the case may be, in each case, to the extent such Holder or beneficial owner is legally entitled to, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reasonable reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(ii) any estate, inheritance, gift, sale, personal property or similar Applicable Taxes;

(iii) any Applicable Taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the Notes or Note Guarantees; or

(iv) any withholding or deduction imposed pursuant to the EU Savings Directive, or any law implementing or complying with, or introduced in order to conform to, such EU Savings Directive,

(v) any Applicable Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner thereof who would have been able to avoid such Applicable Tax by presenting the relevant Note to another Paying Agent,

(vi) with respect to any payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and interest on, such Note or Note Guarantees to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(vii) any combination of Applicable Taxes referred to in Section 4.07(a)(i), (ii), (iii), (iv), (v) or (vi).

In addition to the foregoing, the Company shall also pay and indemnify the Holder or beneficial owner for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Note Guarantees, this Indenture or any other document or instrument referred to therein or the receipt of payments with respect thereto.

In the event that the Company or the Guarantor become after the date of the Offering Memorandum obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or Note Guarantees, the Company shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Exchange Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Company or the relevant Guarantor, as appropriate, shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the Relevant Taxing Authority in accordance with applicable law. Upon request, the Company shall provide to the Trustee as soon as reasonably practicable an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Applicable Taxes so deducted or withheld. The Company will attach to each certified copy or other document a certificate stating the amount of such Applicable Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon written request, copies of those receipts or other documentation, as the case may be, shall be made available by the Trustee to the Holders of the Notes.

Any reference in this Indenture or the Notes in any context to the payment of cash and/or the delivery of the Common Stock (together with any Interest Make-Whole Payment, Make-Whole Premium or payments of cash for fractional share of Common Stock) upon exchange of the Notes or the payment of principal of (including Fundamental Change Repurchase Price and Redemption Price, if applicable), and any interest, including any Additional Interest, on, any Note or Note Guarantees or any other amount payable with respect to such Note or Note Guarantees, shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The obligations in this Section 4.07 will survive termination, defeasance or discharge of this Indenture or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any successor to the Company or any Guarantor.

Section 4.08. Rule 144A Information Requirement. At any time the Parent is not, or the Company is not, subject to Section 13 or 15(d) under the Exchange Act, the Company or Parent, as applicable, will so long as any of the Notes or shares of Common Stock delivered upon exchange of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company and the Parent will take such further action as any Holder or beneficial owner of such Notes or such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 4.09. Resale of Certain Notes. The Company shall not, and shall not permit any of its Subsidiaries to, resell any Notes that have been reacquired by the Company or any such Subsidiary. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 4.10. Commission Filings and Reports. The Company covenants that any documents or reports that the Parent is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Company with the Trustee within 15 calendar days after the same is filed with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.10. The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR filing system (or such successor thereto). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

The Company shall make available all such documents and reports, if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market or are listed on another recognized stock exchange for United Kingdom and Luxembourg tax purposes and the rules of the Luxembourg Stock Exchange or such other securities exchange so require, at the Corporate Trust Office of the Trustee.

Section 4.11. Book-Entry System. If the Notes cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Notes.

Section 4.12. Additional Interest. If at any time Additional Interest become payable by the Company pursuant to Section 9.03, the Company shall promptly deliver to the Trustee an Officer’s Certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.13. Wholly-owned Subsidiary. The Company and the Parent covenant that the Company will remain a wholly-owned Subsidiary of the Parent. The Parent and each Guarantor (other than the Parent) covenant in the respective Note Guarantee that such Guarantor (other than the Parent) will remain a wholly-owned Subsidiary of the Parent unless and until such Guarantor is released from the respective Note Guarantee.

Section 4.14. Asset Sales

(a) The Parent and the Company will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent, the Company or any of their Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Parent, the Company or such Restricted Subsidiaries is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Parent’s most recent consolidated balance sheet, of the Parent, the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Parent, the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B) any securities, notes or other obligations received by the Parent, the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Parent, the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.14(b).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral, the Parent, the Company or one or more of their Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds:

(1) to repay Obligations under Credit Facilities secured by first-priority liens on the Collateral, and if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP that are used or useful in a Permitted Business.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral, the Parent, the Company (or the Restricted Subsidiary that owned those assets, as the case may be) may apply an amount equal to those Net Proceeds to purchase other long-term assets that would constitute Collateral or to repay Obligations under Credit Facilities secured by first-priority liens on the Collateral and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

(c) If the Net Proceeds exceed the aggregate amount within the applicable time period, such excess amount applied or invested as provided in Section 4.14(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, within ten Business Days thereof, the Company or the Parent on its behalf, will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes and secured by second liens on the Collateral containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem in an amount equal to the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness secured by second liens on the Collateral (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed in an amount equal to such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. Any amount of Excess Proceeds not used in an Asset Sale Offer may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness secured by second liens on the Collateral tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Parent so that only Notes in denominations of $200,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company or Parent, as applicable, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 8.01 or this Section 4.14, the Company or Parent, as applicable, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

Section 4.15. Stay; Extension and Usury Laws . The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.16. Restricted Payments

(a) The Parent and the Company will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of the Parent, including, without limitation, any payment in connection with any merger or consolidation involving the Parent, the Company or any of their Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent and other than dividends or distributions payable to the Parent, the Company or a Restricted Subsidiary of the Parent);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent; or

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Parent, the Company and any of their Restricted Subsidiaries), except a payment of regularly scheduled interest or principal at the Stated Maturity thereof;

(all such payments and other actions set forth in these clauses (1), (2) and (3) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.17(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent, the Company and their Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of Section 4.16(b)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds and Cash Equivalents and the Fair Market Value of marketable securities received by the Parent since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Parent); plus

(c) to the extent that any Unrestricted Subsidiary of the Parent designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Parent’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(d) 100% of any dividends received by the Parent or a Restricted Subsidiary of the Parent after the Issue Date from an Unrestricted Subsidiary of the Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period.

(b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Parent or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by Indebtedness from or guaranteed by the Parent, the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Parent; provided that, the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of Section 4.16(a);

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; and any repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness or Disqualified Stock of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Note Guarantee upon a Fundamental Change or with Excess Proceeds to the extent required by the agreement governing such Indebtedness, but only if the Parent has made an offer to repurchase the Notes as required under Section 8.01 hereof or under Section 4.14 and purchased all Notes tendered by Holders of Notes pursuant to such offer;

(4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, the Company or any of their Restricted Subsidiaries held by any current or former officer, director or employee of the Parent, the Company or any of their Restricted Subsidiaries pursuant to any equity subscription agreement, severance agreement, stock option agreement, shareholders’ agreement or similar agreement, provided that, the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $100,000 in any twelve-month period; and payments to former employees, officers, or directors of the Parent, the Company or any Restricted Subsidiary (or any spouses, former spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such persons owing to the Parent, the Company or any Restricted Subsidiary on account of repurchases of its Equity Interests held by such persons, provided that, such Indebtedness was incurred by such persons solely to acquire the Parent’s Equity Interests;

(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(6) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Parent or the Company or any preferred stock of any Restricted Subsidiary of the Parent issued after the Issue Date in accordance with the Consolidated Leverage Ratio test described under Section 4.17(a); and

(7) other Restricted Payments in an aggregate amount not to exceed $2.0 million since the Issue Date.

(c) For purposes of determining compliance with this Section 4.16, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (7) above or is entitled to be made according to Section 4.16(a), the Parent may, in its sole discretion, classify or reclassify such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.16.

(d) For the avoidance of doubt, it shall not be deemed a Restricted Payment under Section 4.16(a), if, in connection with the vesting of any restricted stock or restricted stock unit, or the exercise of any stock option, granted by the Parent to any director, officer, consultant or employee, the Parent (A) withholds from the number of shares of Common Stock issued to such director, officer, consultant or employee upon any such vesting or exercise a number of shares of Common Stock equal in value (as of the date of such vesting or exercise) to the expected amount of federal and state income taxes payable by such director, officer, consultant or employee with respect to the amount of income or gain expected to be recognized by such director, officer, consultant or employee upon such vesting or exercise and (B) pays to the appropriate federal or state taxing authorities an amount in cash equal to the value of the shares of Common Stock so withheld.

(e) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.16 will be determined by the Board of Directors of the Parent whose resolution with respect thereto will be delivered to the Trustee.

Section 4.17. Incurrence of Indebtedness

(a) The Parent and the Company will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness, except for Permitted Indebtedness; provided, however, that the Parent and the Company may incur Indebtedness (including Acquired Indebtedness) if the Consolidated Leverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been less than 3.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b) Section 4.17(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) the incurrence by the Parent, the Company and any of their Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent, the Company and any of their Restricted Subsidiaries thereunder) not to exceed $100.0 million;

(2) the incurrence by the Parent, the Company and any of their Restricted Subsidiaries of Indebtedness outstanding on the Issue Date, including the Indebtedness incurred pursuant to that certain credit agreement dated as of March 28, 2008 between Sumitomo Trust Bank and Oclaro Japan, Inc. in an aggregate amount not to exceed 1,500.0 million Japanese Yen at any one time;

(3) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant, equipment or assets used in the business of the Parent, the Company or any of their Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), not to exceed $5.0 million at any time outstanding; provided that, the principal amount of any Indebtedness permitted under this clause (3) did not at the time of incurrence exceed the Fair Market Value of the acquired, installed or constructed asset or improvement so financed;

(4) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

(5) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of endorsement of instruments or other payment items for deposit;

(6) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with certain permitted dispositions; and (iii) unsecured guarantees with respect to Indebtedness of the Parent and any of its Subsidiaries, to the extent that the person that is obligated under such guaranty could have incurred such underlying Indebtedness;

(7) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness incurred by the Parent or any of its Restricted Subsidiaries in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(8) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness owed to any person providing property, casualty, liability, or other insurance to the Parent, the Company or any of their Restricted Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(9) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of Hedging Obligations not incurred for speculative purposes;

(10) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of intercompany Indebtedness between or among the Parent, the Company or and any of their Restricted Subsidiaries; provided however, that:

(a) if the Parent, the Company or any Restricted Subsidiary is the obligor on such Indebtedness and the payee is not the Parent, the Company or a Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes; and

(b) any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent, the Company or Restricted Subsidiary of the Parent, or (ii) sale or other transfer of any such Indebtedness to a Person that is not either the Parent, the Company or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (10);

(11) the guarantee by the Parent, the Company or any of the Restricted Subsidiaries of Indebtedness of the Parent, the Company or a Restricted Subsidiary of the Parent that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Restricted Subsidiary shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(12) the Company’s or the Guarantors’ incurrence of Indebtedness represented by the Notes and the related Note Guarantees, as applicable, to be issued on the Issue Date;

(13) unsecured Indebtedness owing to sellers of assets or stock to the Parent, the Company or any of their Restricted Subsidiaries that is incurred by the Parent, the Company or such Restricted Subsidiary in connection with the consummation of one or more acquisitions so long as the aggregate principal amount for all such unsecured Indebtedness does not exceed $5.0 million (or its equivalent in any other currency) at any one time outstanding;

(14) the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Parent, the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or Equity Interests of any Subsidiary; provided that, in the case of a disposition, the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition (measured at the time received and without giving effect to any subsequent changes in value);

(15) the incurrence by the Parent, the Company or any Restricted Subsidiary of Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or any cash management arrangement or related services, in each case, incurred in the ordinary course of business;

(16) the incurrence by the Parent, the Company or any Restricted Subsidiary of Acquired Indebtedness not to exceed $5.0 million or its equivalent in any other currency outstanding at any one time;

(17) the incurrence by the Parent, the Company or any Restricted Subsidiary of Indebtedness representing deferred compensation to employees of the Parent or any Restricted Subsidiary incurred in the ordinary course of business;

(18) the incurrence by the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

(19) other unsecured Indebtedness of the Parent, the Company or any of their Restricted Subsidiaries not to exceed in the aggregate $9.0 million (or its equivalent in any other currency) at any time outstanding.

(c) For purposes of determining compliance with this Section 4.17, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above, or is entitled to be incurred pursuant to Section 4.17(a), the Parent will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.17. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Indebtedness. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.17. Notwithstanding any other provision of this Section 4.17, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may incur pursuant to this Section 4.17 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) with respect to contingent obligations, the maximum liability upon the occurrences of the contingency giving rise to the obligation;

(3) with respect to Hedging Obligations, the net amount payable, if any, by such Persons of such Hedging Obligations terminated at that time due to default by such Person;

(4) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination

(b) the amount of the Indebtedness of the other Person; and

(5) the principal amount of the Indebtedness, in the case of any other Indebtedness.

Section 4.18. Liens

The Parent and the Company will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.19. Designation of Restricted and Unrestricted Subsidiaries

(a) The Board of Directors of the Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

(1) such Restricted Subsidiary meets the definition of an “Unrestricted Subsidiary”;

(2) the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default or no Default or Event of Default would be in existence following such designation; and

(3) the Parent delivers to the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.16 hereof.

(b) If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary or any other Unrestricted Subsidiary would fail to meet the definition of an “Unrestricted Subsidiary,” then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.17 hereof, the Parent will be in default of Section 4.17.

(c) The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent if:

(1) the Parent, the Company and their Restricted Subsidiaries could incur the Indebtedness which is deemed to be incurred upon such designation under Section 4.17 hereof, equal to the total Indebtedness of such Subsidiary calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period following such designation;

(2) the designation would not constitute or cause a Default or Event of Default; and

(3) the Parent delivers to the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions, including the incurrence of Indebtedness under Section 4.17 hereof.

Section 4.20. Additional Note Guarantees

If the Company, the Parent or any of the other Guarantors in existence on the Issue Date acquires or creates another Subsidiary after the Issue Date that guarantees the borrower’s obligations under the Credit Agreement and that is wholly-owned by the Parent, then that Subsidiary will become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit D and deliver an Opinion of Counsel satisfactory to the Trustee within 10 business days of the date on which it was acquired or created; provided that any Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Section 4.21. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (commencing with the fiscal year ending 2013), an Officer’s Certificate that need not comply with Section 1.02, stating whether or not to the knowledge of each signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signers may have knowledge.

The Company shall deliver to the Trustee, within 30 days after the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Any notice required to be given under this Section 4.21 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

Section 4.22. Collateral.

The Parent will, and will procure that each of its Subsidiaries will, at its own expense, execute and take and do any and all such things and actions and provide such assurances as may be required by applicable law or as the Second Lien Collateral Agent may reasonably require (i) for registering any Collateral Agreements in any required register and for perfecting or protecting the Liens intended to be afforded by such Collateral Agreements to the extent provided in Section 15.11(a); and (ii) if such Collateral Documents have become enforceable, for facilitating the realisation of all or any part of the assets which are subject to such Collateral Documents and for facilitating the exercise of all powers, authorities and discretions vested in the Second Lien Collateral Agent or in any receiver of all or any part of those assets. Subject to the limitations set forth in Section 15.11(a) and the Intercreditor Agreement, the Parent will, and will procure that each of its Subsidiaries will, execute all transfers, conveyances, assignments and releases of that property whether to the Second Lien Collateral Agent or to its nominees and give all notices, orders and directions which may be required by applicable law or as the Second Lien Collateral Agent may reasonably request.

Section 4.23. Post-Completion Collateral.

Each of the Company and the Guarantors shall take such necessary actions, and the Company shall cause its Subsidiaries to take such necessary actions, so that a Lien over the Post-Completion Collateral is granted to the Second Lien Collateral Agent on behalf of, and for the benefit of, the Holders of the Notes pursuant to Collateral Agreements substantially in the form agreed as of the date of this Indenture (with such changes, amendments, supplements and other variations as agreed by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to the extent such changes are materially adverse to the rights of the Holders of the Notes and the Second Lien Collateral Agent), creating a fully effective and perfected security interest over such Post-Completion Collateral no later than the date that is 90 days after the Issue Date.

ARTICLE 5.

OPTIONAL REDEMPTION

Section 5.01. Right to Redeem.

(a) Optional Redemption on or after December 19, 2015

(i) The Notes may be redeemed in whole or in part at the option of the Company on or after December 19, 2015, if the Last Reported Sale Price of the Common Stock has been greater than or equal to 150% of Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of such redemption (such redemption, an “Optional Redemption”).

(ii) If the Company elects to redeem Notes pursuant to an Optional Redemption, the Redemption Price shall be payable in cash and shall be equal to the sum of (A) 100% of the Principal Amount of Notes redeemed, (B) accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Redemption Date and (C) the sum of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the Redemption Date to the Maturity Date (excluding interest accrued to, but excluding, the Redemption Date that is otherwise paid pursuant to the immediately preceding clause (B)); provided, however, that if Notes are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the Principal Amount of the Notes being redeemed pursuant to the Optional Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date. Except as described above, the Company may not redeem any Notes unless all accrued and unpaid interest thereon, including Additional Interest, if any, has been or is simultaneously paid for all semiannual interest periods or portions thereof terminating prior to the Redemption Date.

(b) Optional Redemption for Changes in the Tax Laws of a Relevant Taxing Jurisdiction

(i) The Company may, at its option, offer to redeem the Notes, in whole but not in part (except in respect of certain Excluded Holders), at a price (the “Tax Redemption Price”) payable in cash and equal to (A) 100% of the principal amount of the Notes being redeemed plus (B) accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Tax Redemption Date plus (C) the sum of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the Redemption Date to the Maturity Date (excluding interest accrued to, but excluding, the Redemption Date that is otherwise paid pursuant to the immediately preceding clause (B) plus (D) for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price, if the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holders Additional Amounts (that are more than a de minimis amount) as a result of any change or amendment occurring on or after the date of the Offering Memorandum in the laws or any rules or regulations of a Relevant Taxing Jurisdiction or any change or amendment on or after the date of the Offering Memorandum in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination (a “Change in Tax Law” and such redemption, a “Tax Redemption”); provided, that the Company may only elect a Tax Redemption if (x) the Company cannot avoid these obligations by taking commercially reasonable measures available to it and (y) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts and (z) the obligation to pay Additional Amounts is still in effect on the Redemption Date. If the Redemption Date occurs after a Regular Record Date and prior to the corresponding Interest Payment Date, the Company will not pay accrued interest to the Holder of the Notes being redeemed, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date. Except as described in this Section 5.01(b), the Company may not redeem any Notes unless all accrued and unpaid interest thereon, including Additional Interest, if any, has been or is simultaneously paid for all semiannual interest periods or portions thereof terminating prior to the Redemption Date.

(ii) Notwithstanding anything to the contrary in this Section 5.01(b), the Company may not redeem the Notes in the case that Additional Amounts are, or as a result of a Change in Tax Law would be, payable in respect of United Kingdom or Luxembourg withholding tax if no Additional Amounts would be payable if the Notes were listed on a recognized stock exchange for United Kingdom or Luxembourg tax purposes, as appropriate, on the next Interest Payment Date.

(c) No Notes may be redeemed by the Company pursuant to an Optional Redemption if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

(d) Except as provided in this Section 5.01, the Notes shall not be redeemable by the Company.

Section 5.02. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed pursuant to an Optional Redemption, subject to Applicable Procedures, the Trustee shall select the Notes to be redeemed (such that the remaining amount of the Notes not so redeemed is equal to $200,000 or an integral multiple of $1,000 in excess thereof) by lot, or on a pro rata basis or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of The Nasdaq Global Select Market or any stock exchange on which the shares of Common Stock or other shares of Capital Stock of the Company are then listed, as applicable); provided however that no Note of a Principal Amount of $200,000 or less shall be redeemed in part. The Trustee shall make the selection within 7 days from its receipt of the Notice of Optional Redemption from the Company delivered pursuant to Section 5.03 from outstanding Notes not previously called for redemption. If the Trustee selects a portion of the Notes for partial redemption and the Holder exchanges a portion of the Notes, the exchanged portion will be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such exchanged portion over such portion selected for redemption.

In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 days before any selection for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Notes to be redeemed, or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 5.03. Notice of Optional Redemption and Notice of Tax Redemption. At least 30 days but not more than 60 days before a Redemption Date in connection with an Optional Redemption or a Tax Redemption, the Company shall mail a written notice of redemption (a “Notice of Optional Redemption” or “Notice of Tax Redemption”) by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed. At the time that Notice of Optional Redemption or Notice of Tax Redemption is provided, the Company will publish a notice containing the information required in the Notice of Optional Redemption or Notice of Tax Redemption in a newspaper of general circulation in the City of New York or publish the information on the Parent’s website or through such other public medium as the Parent may use at that time. The notice to the Trustee shall be set forth in an Officer’s Certificate delivered to the Trustee at least 30 days prior to the Redemption Date stating that such election has been duly authorized by all requisite corporate action on the part of the Company and complies with any applicable covenants or conditions precedent set forth in this Indenture. If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Securities, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.

The Notice of Optional Redemption and Notice of Tax Redemption shall specify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the Applicable Exchange Rate and Applicable Exchange Price;

(d) the name and address of the Paying Agent and Exchange Agent;

(e) that Notes called for redemption may be exchanged at any time before the Close of Business on the Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;

(f) that Holders who want to exchange Notes must satisfy the requirements set forth therein and in this Indenture;

(g) in the case of a Tax Redemption, that Holders have the right to elect not to have their Notes redeemed by delivery to the Paying Agent a Notice of Tax Redemption Election;

(h) in the case of a Tax Redemption, that Holder who wish to elect not to have their Notes redeemed or to withdraw such election must satisfy requirements set forth therein and in this Indenture;

(i) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(j) in the case of a Tax Redemption, that, at and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, the Common Stock, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law, provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption, the Company shall be obligated to pay such Additional Amounts, if any, with respect to such exchange;

(k) in the case of Optional Redemption, if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are held other than in global form) and Principal Amounts of the particular Notes to be redeemed;

(l) in the case of a Tax Redemption, if Holders would be entitled to Additional Shares upon exchange in connection with such Tax Redemption, that Holders would be so entitled and a description of the method for determining the amount by which the Exchange Rate has been, or would be, so increased (along with a description of how such increase is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase);

(m) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date;

(n) the CUSIP number of the Note, provided that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in the notice and that reliance may be placed only on the other identification numbers printed on the Notes; and

(o) the Section of this Indenture permitting or requiring redemption of the Notes.

At the Company’s written request together with the Notice of Redemption to be so delivered to Holders, delivered at least 5 Business Days prior to the date such Notice of Optional Redemption or Notice of Tax Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Optional Redemption or Notice of Tax Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

In the case of a Tax Redemption, upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company will not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, the Common Stock, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption as set forth under Section 7.14, the Company shall be obligated to pay Additional Amounts, if any, with respect to such exchange.

Upon receiving a Notice of Tax Redemption, each Holder who does not wish to have the Company redeem its Notes pursuant to this Article 5 (any such Holder, an “Excluded Holder”) must deliver to the Paying Agent a written notice of election (the “Notice of Tax Redemption Election”) substantially in the form of Exhibit C hereto, or any other form of written notice substantially similar to the Notice of Tax Redemption Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the Close of Business on the third Business Day immediately preceding the Redemption Date; provided that, a Holder that complies with the requirements for exchange set forth under Section 7.02 will be deemed to have delivered a Notice of Tax Redemption Election. A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed Notice of Tax Redemption Election) by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the third Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price). If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 5.04. Effect of Notice of Optional Redemption and Tax Redemption. Once a Notice of Optional Redemption or a Notice of Tax Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Optional Redemption or the Notice of Tax Redemption, as applicable, except for Notes that are exchanged in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the Notice of Optional Redemption or the Notice of Tax Redemption, as applicable.

Section 5.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on a Redemption Date in connection with an Optional Redemption or a Tax Redemption, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been exchanged. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of exchange of Notes pursuant to Article 7. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes (i) for which a Notice of Tax Redemption has been given and with respect to which a Notice of Tax Redemption Election has not been made or deemed to have been made or (ii) for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 5.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part pursuant to an Optional Redemption, the Company shall execute and the Trustee shall authenticate (or adjust the balance of any Global Note pursuant to Applicable Procedures) and deliver to the Holder a new Note in an authorized denomination, which shall be such that the remaining amount of the Note not so redeemed is equal to $200,000 or an integral multiple of $1,000 in excess thereof, equal in Principal Amount to the unredeemed portion of the Note surrendered. The Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 days before any selection for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant Notice of Optional Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Trustee selects a portion of a Holder’s Notes for Optional Redemption and the Holder exchanges a portion of such Holder’s Notes, the exchanged portion of such Holder’s Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such exchanged portion over such portion selected for redemption.

ARTICLE 6.

[RESERVED]

ARTICLE 7.

EXCHANGE

Section 7.01. Right to Exchange.

(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the third Business Day immediately preceding the Maturity Date, to exchange the Principal Amount of any such Notes, or any portion of such Principal Amount, into shares of Common Stock, provided that any portion of such Principal Amount that a Holder elects to exchange is such that the remaining amount of the Note not so exchanged is equal to $200,000 or an integral multiple of $1,000 in excess thereof.

(b) Notwithstanding the foregoing, if a Holder’s Note is called for Optional Redemption under Section 5.01(a) or Tax Redemption under Section 5.01(b), such Holder may surrender such Note for exchange at any time prior to the Close of Business on the third Business Day immediately preceding the Redemption Date for such Note, or if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price. For the avoidance of doubt, in the case of a Tax Redemption, a Holder may be entitled to Additional Shares. If a Holder has already delivered a Fundamental Change Purchase Notice with respect to a Note under Section 8.01, such Holder may exchange such Note only if such Holder first validly withdraws the related Fundamental Change Purchase Notice pursuant to Section 8.03. If a Holder has surrendered such Holder’s Note for required purchase in connection with a Fundamental Change, such Holder’s right to withdraw the related Fundamental Change Purchase Note and exchange each Note that is subject thereto will terminate at the Close of Business on the Business Day prior to the relevant Fundamental Change Purchase Date.

(c) In addition, on or after December 15, 2013, if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending within five Trading Days prior to the date the Company receives an Exchange Notice exceeds the applicable Exchange Price in effect on each such Trading Day, the Company shall, in addition to delivering the shares of Common Stock upon exchange by the Holder of the Notes, together with cash in lieu of fractional shares, make a payment (the “Interest Make-Whole Premium”) in cash equal to the sum of present value of the remaining scheduled payments of interest that would have been made on the Notes to be exchanged had such Notes remained outstanding until the Maturity Date computed using a discount rate equal to 0.50%. Such present value shall be computed by an internationally recognized independent investment banking firm, which may be the Initial Purchaser, retained by the Company for this purpose. Notwithstanding the foregoing, if the Redemption Exchange Make-Whole Payment is payable upon exchange of a Holder’s Note, then such Holder will not receive the Interest Make-Whole Premium with respect to such Note.

The Company will notify Holders of such Interest Make-Whole Premium amount no later than one Business Day after the Company receives the Exchange Notice. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Company will publish any such notice of any Interest Make-Whole Premium amount in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange at www.bourse.lu.

If a Holder exchanges its Notes pursuant to this Section 7.01(c) after the Close of Business on a Regular Record Date for the payment of interest and before the Open of Business on the immediately following Interest Payment Date, the Company will not pay accrued interest to any exchanging Holder and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Interest Record Date. In such case, the Interest Make-Whole Premium payment to such exchanging Holders will equal the present value of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for until the Maturity Date computed using a discount rate equal to 0.50%. Such present value shall be computed by an internationally recognized independent investment banking firm, which may be the Initial Purchaser, retained by the Company for this purpose.

Any Holder that exchanges its Notes in connection with a Fundamental Change as described in Article 8 or in connection with a Tax Redemption will not receive the Interest Make-Whole Premium but will instead receive the Additional Shares as set forth in the table in Schedule A.

(d) Provisions of this Indenture that apply to exchange of all of a Note also apply to exchange of a portion of a Note.

(e) A Holder of Notes is not entitled to any rights of a holder of shares of Common Stock until such Holder has exchanged its Notes, and only to extent such Notes are deemed to have been exchanged into shares of Common Stock pursuant to this Article 7.

Section 7.02. Exchange Procedure.

(a) Each Note shall be exchangeable at the office of the Exchange Agent.

(b) In order to exercise the exchange right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for exchange pursuant to the Depositary’s book-entry exchange program or otherwise in accordance with Applicable Procedures, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Exchange Agent, and pay the funds, if any, required by Section 7.03(c) and any transfer taxes or duties if required pursuant to Section 7.08. However, no service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes except in compliance with the below provisions governing exercise of exchange rights. In order to exercise the exchange right with respect to any Physical Notes, the Holder of any such Notes to be exchanged, in whole or in part, shall:

(i) complete and manually sign the Exchange Notice provided on the back of the Note (the “Exchange Notice”) or facsimile of the Exchange Notice and deliver such notice to an Exchange Agent;

(ii) surrender the Note to an Exchange Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required pursuant to Section 7.08, pay any transfer taxes or duties; and

(v) if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 7.03(c).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Exchange Date.”

(c) On the third Business Day immediately following the Exchange Date, the Parent shall issue, and the Company shall deliver, to the exchanging Holder the number of full shares of Common Stock issuable in respect of such exchange in accordance with the provisions of this Article 7. The Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate Principal Amount equal to the unexchanged portion of the surrendered Notes, if any, which shall equal $200,000 or integral multiple of $1,000 in excess thereof.

Each exchange shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in Section 7.01(b) have been satisfied as to such Notes (or portion thereof) and the Person in whose name any shares of Common Stock shall be issuable upon such exchange shall be deemed to have become, as of the Close of Business on the relevant Exchange Date that such Holder exchanged the Notes, the holder of record of such shares of Common Stock.

(d) Upon the exchange of an interest in a Global Note, the Trustee (or other Exchange Agent appointed by the Company) shall make a notation on such Global Note as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(e) Notwithstanding anything to the contrary in this Section 7.02, Section 3.07(b) shall apply to any shares of Common Stock issued upon exchange of a Note (or a portion thereof).

(f) If the Company has designated a Redemption Date as described under Section 5.01, a Holder that complies with the requirements for exchange as described in this Section 7.02 shall be deemed to have delivered a Notice of Tax Redemption Election. If a Holder’s Notes have been called for redemption, whether for an Optional Redemption under Section 5.01(a) or a Tax Redemption under Section 5.01(b), then such Holder may submit such Notes for exchange at any time prior to the Close of Business on the third Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price).

(g) For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Company will publish the results of any Exchange Notice in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such Exchange Notice on the official website of the Luxembourg Stock Exchange at www.bourse.lu.

Section 7.03. Settlement upon Exchange.

(a) With respect to any exchange of Notes, if any, the Company shall, subject to the provisions of this Article 7, deliver to exchanging Holders, in respect of each $1,000 Principal Amount of Notes being exchanged, a number of shares of Common Stock equal to the Applicable Exchange Rate, on the third Business Day immediately following the relevant Exchange Date, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 7.03(d) and Interest Make-Whole Premium, if applicable, pursuant to Section 7.01(c) or any Redemption Exchange Make-Whole Payment, as applicable. A Holder may exchange less than the entire Principal Amount of the Notes so long as the amount of such Holder’s Notes not so exchanged equals $200,000 or an integral multiple of $1,000 in excess thereof.

If, on or after December 15, 2013, the Last Reported Sale Price of the Common Stock for 20 or more Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending within five Trading Days prior to the date the Company receives an Exchange Notice exceeds the applicable Exchange Price in effect on each such Trading Day, the Company shall, in addition to delivering the shares of Common Stock upon exchange by the Holder of the Notes, together with cash in lieu of fractional shares, pay the Interest Make-Whole Premium. Notwithstanding the foregoing, if the Redemption Exchange Make-Whole Payment is payable upon exchange of a Holder’s Note, then such Holder will not receive the Interest Make-Whole Premium with respect to such Note. The Company will notify Holders of such Interest Make-Whole Premium amount no later than one Business Day after the Company receives the Exchange Notice. If a Holder exchanges its Notes pursuant to Section 7.01(c) after the Close of Business on a Regular Record Date for the payment of interest and before the Open of Business on the immediately following Interest Payment Date, the Company will not pay accrued interest to any exchanging Holder and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Interest Record Date. In such case, the Interest Make-Whole Premium payment to such exchanging Holders will equal the present value of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for until the Maturity Date computed using a discount rate equal to 0.50%. Such present value shall be computed by an internationally recognized independent investment banking firm, which may be the Initial Purchaser, retained by the Company for this purpose.

If a Holder’s Notes have been called for Optional Redemption or Tax Redemption, and such Holder submits such Notes for exchange at any time prior to the Close of Business on the third Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price), then the Company will, in addition to delivering shares of the Common Stock deliverable upon such exchange and paying cash in lieu of any fractional shares, make a payment (the “Redemption Exchange Make-Whole Payment”) in cash to such Holder equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be exchanged had such Notes remained outstanding from the applicable Exchange Date to the Maturity Date. If the Redemption Exchange Make-Whole Payment is payable upon exchange of a Holder’s Note, then such Holder will not receive the Interest Make-Whole Premium.

Upon exchange, Holders shall not receive any separate cash payment for accrued and unpaid interest unless such exchange occurs between a Regular Record Date and the Interest Payment Date to which it relates and the exchanging Holder was the Holder on the relevant Regular Record Date.

(b) If Notes are exchanged after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment need be made (i) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has delivered notice specifying a Redemption Date that is after a Regular Record Date and on or prior to the fourth Business Day immediately following the corresponding Interest Payment Date; (iii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the fourth Business Day immediately following the corresponding Interest Payment Date; (iv) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note; or (v) for exchanges made pursuant to Section 7.01(c).

(c) The Company shall not deliver fractional shares upon exchange of Notes. If multiple Notes shall be surrendered for exchange at one time by the same Holder, the number of full shares which shall be issuable upon exchange (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the exchange of any Notes, the Company shall make payment of an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Common Stock on the relevant Exchange Date by such fractional share and rounding the product to the nearest whole cent.

(d) By delivery to the Holder of the full number of shares of Common Stock, together with any cash payment for fractional shares, issuable upon exchange, and Interest Make-Whole Premium, if applicable, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Notes and all accrued and unpaid interest to, but excluding, the Exchange Date. Upon exchange of the Notes, all accrued and unpaid interest to, but excluding, the Exchange Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, subject to Section 7.03(c) above.

(e) The Company and the Parent shall not enter into any transaction or take any other action that would require an increase in the Exchange Rate (whether under Section 7.04(b), (c), (d) or (e), under Section 7.07 or under Section 7.14 that would result, in the aggregate, in the Notes becoming exchangeable for a number of shares of the Common Stock in excess of any limitations imposed by the listing standards of The NASDAQ Global Select Market, without complying, if applicable, with the shareholder approval rules contained in such listing standards.

(f) Notwithstanding any other provisions in this Indenture, no Holder of a Note (including, for this purpose, any holder of a beneficial interest therein) may exchange any Note or be entitled to take any delivery of the shares of the Common Stock upon exchange thereof to the extent (but only to the extent) that, after such receipt of any shares of the Common Stock upon exchange, such holder’s Section 16 Percentage would exceed 4.9%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, the Section 16 Percentage of such holder would exceed 4.9%. If any delivery owed to a Holder of a Note (including, for this purpose, any holder of a beneficial interest therein) hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, such holder gives notice to the Company that, after such delivery, the Section 16 Percentage would not exceed 4.9%.

Section 7.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Exchange Rate if Holders of Notes participate (other than in the case of a share split or share combination), at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Notes, in any of the transactions described in this Section 7.04, without having to exchange their Notes, as if such Holders held a number of shares of Common Stock equal to the Applicable Exchange Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the Principal Amount of Notes held by such Holders, divided by $1,000.

(a) If the Parent issues shares of Common Stock as a dividend or distribution on the Common Stock, or the Parent effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

Where,

CR0 =

the Exchange Rate in effect immediately prior to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 =	the Exchange Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable.

Any adjustment made pursuant to this Section 7.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Parent’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to the Company’s right to readjust the Exchange Rate as described in the immediately preceding sentence).

(b) If the Parent distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Exchange Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Exchange Rate in effect immediately after the Close of Business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

The foregoing increase in the Exchange Rate shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such distribution. If such rights, options or warrants are not so distributed, the Exchange Rate will be immediately readjusted to the Exchange Rate that would then be in effect if such Record Date for such distribution had not been fixed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be immediately readjusted to the Exchange Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate as described in the two immediately preceding sentences).

In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Parent for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Parent’s Board of Directors.

(c) If the Parent distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Parent’s or rights, options or warrants to acquire the Parent’s Capital Stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Common Stock, excluding:

(i) dividends or distributions of Common Stock or rights, options or warrants as to which an adjustment was effected pursuant to Section 7.04(a) or Section 7.04(b), as the case may be;

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.04(d); and

(iii) Spin-Offs to which the provisions set forth below in this Section 7.04(c) apply;

then the Exchange Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Exchange Rate in effect immediately after the Close of Business on such Record Date;

SP0 =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the Fair Market Value (as determined by the Parent’s Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, adequate provision will be made so that each Holder of a Note shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 Principal Amount of the Notes, the amount and kind of Distributed Property that such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Record Date for such distribution; provided further that if the Parent’s Board of Directors determines “FMV” for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock for purposes of determining “SP0” as set forth above.

Such increase in the Exchange Rate made pursuant to the immediately preceding paragraph shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or affiliate, of the Parent, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where

CR0 =	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Last Reported Sale Price” as if such Capital Stock or similar equity interest were Common Stock) over the first ten consecutive Trading-Day period after, but excluding, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase in the Exchange Rate under the preceding paragraph will be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date of the Spin-Off; provided that in respect of any exchange during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, and including, the Exchange Date in determining the Applicable Exchange Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate as described in the immediately preceding sentence).

For purposes of this Section 7.04(c) (and subject in all respect to Section 7.12), rights, options or warrants distributed by the Parent to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Parent’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.04(c) (and no adjustment to the Exchange Rate under this Section 7.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 7.04. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets or property, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 7.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share of Common Stock redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7.04(a), Section 7.04(b) and this Section 7.04(c), any dividend or distribution to which this Section 7.04(c) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 7.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 7.04(b) is applicable (the “Clause B Distribution”);

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.04(c) is applicable (the “Clause C Distribution”) and any adjustment to the Exchange Rate required by this Section 7.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any adjustment to the Exchange Rate required by Section 7.04(a) and Section 7.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable” within the meaning of Section 7.04(a) or “outstanding immediately prior to the Close of Business on such Record Date” within the meaning of Section 7.04(b).

(d) If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Exchange Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1 =	the Exchange Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of shares of Common Stock.

The increase in the Exchange Rate under this Section 7.04(d) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Exchange Rate shall be immediately readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate as described in the immediately preceding sentence).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 Principal Amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Record Date for such dividend or distribution.

(e) If the Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading-Day period immediately following, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Exchange Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where

CR0 =

the Exchange Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR1 =

the Exchange Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Parent’s Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer of exchange offer);

OS1 =

the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =

the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading-Day period immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase in the Exchange Rate under this Section 7.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires; provided that in respect of any exchange within the first 10 consecutive Trading-Day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the Exchange Date in determining the Applicable Exchange Rate.

If the Parent is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Parent is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Exchange Rate shall immediately be readjusted to the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate as described in the immediately preceding sentence).

(f) [RESERVED]

(g) In addition to those Exchange Rate adjustments required by Sections 7.04(a), 7.04(b), 7.04(c), 7.04(d) and 7.04(e), and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market (including Market Rule 5635) and, if applicable, any other securities exchange on which the Company’s or the Parent’s securities are then listed, the Company from time to time (i) may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Parent’s Board of Directors determines that such increase would be in the Parent’s best interest and (ii) may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Exchange Rate is increased pursuant to this Section 7.04(g), the Company shall mail to Holders of record of the Notes a notice of the increase at least 5 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(h) The Exchange Rate will not be adjusted, among other things:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee or director benefit plan or program of the Parent’s, or assumed by the Parent, or any of the Parent’s subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued, except as set forth in Section 7.12;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, and Additional Interest, if any.

(i) Adjustments to the Exchange Rate under this Article 7 shall be calculated to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. No adjustment shall be made to the Exchange Rate unless such adjustment would require a change of at least 1% in the Applicable Exchange Rate. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any exchange of the Notes (solely with respect to the Notes to be exchanged), the Company shall give effect to all adjustments that the Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(j) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder at such Holder’s latest address appearing on the list of Holders provided for in Section 3.06, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 7.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes exchanged after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the Common Stock issuable upon such exchange before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.03.

(l) For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent, so long as the Parent does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Parent, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 7.05. Effect of Reclassification, Consolidation, Merger or Sale. In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination involving the Parent, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Parent and its Subsidiaries substantially as an entirety, or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Company shall execute with the Trustee a supplemental indenture permitted under Section 14.01 providing for the right to exchange the Principal Amount of Notes (so long as the remaining amount of this Note not so exchanged is equal to $200,000 or an integral multiple of $1,000 in excess thereof) into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. If such Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property for which the Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election. The Company or the Parent shall notify Holders of the Notes and the Trustee of such weighted average as soon as practicable after such determination is made. The Parent shall not become a party to any Merger Event unless its terms are consistent with the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 7.05 applies to any event or occurrence, Section 7.04 shall not apply.

Section 7.06. Adjustments of Prices. Whenever any provision of this Indenture requires a calculation of the Last Reported Sale Prices over a span of multiple days (including with respect to the Share Price for purposes of a Make-Whole Fundamental Change and the Redemption Reference Price), the Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during which such prices are to be calculated. Such adjustments will be effective as of the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event causing the adjustment to the Exchange Rate.

Section 7.07. Adjustment upon a Make-Whole Fundamental Change

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”) as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of exchange of the Notes is received by the Exchange Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of Common Stock, including the Additional Shares, as provided under Section 7.03. However, if the consideration for the shares of Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, for any exchange of the Notes following the Effective Date of such Make-Whole Fundamental Change, the exchange obligation will be calculated based solely on the Share Price for the transaction and will be deemed to be, per $1,000 Principal Amount of Notes, an amount equal to the Applicable Exchange Rate (including any adjustment as described in this Section 7.07) multiplied by such Share Price. In such event, the exchange obligation will be determined and paid to Holders in cash on the third Business Day following the Exchange Date.

(c) The number of Additional Shares, if any, by which the Exchange Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed paid) per share of Common Stock in the Make-Whole Fundamental Change. If the holders of the shares of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2)(A) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

(d) The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Exchange Rate as set forth in Section 7.04.

(e) The exact Share Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) If the Share Price is greater than $7.00 per share (subject to adjustment in the same manner and at the same time as the Share Prices pursuant to Section 7.07(d)), no Additional Shares will be added to the Exchange Rate; and

(iii) If the Share Price is less than $1.42 per share (subject to adjustment in the same manner and at the same time as the Share Prices pursuant to Section 7.07(d)), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate exceed 704.2253 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustments in the same manner as the Exchange Rate as set forth in Section 7.04.

(f) If a Holder of Notes elects to exchange its Notes prior to the Effective Date of any Make-Whole Fundamental Change, and the Make-Whole Fundamental Change does not occur, such Holder shall not be entitled to an increased Exchange Rate in connection with such exchange.

(g) The Company or the Parent shall notify Holders and the Trustee of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 7.08. Taxes on Shares Issued. Any issue of share certificates on exchanges of Notes shall be made without charge to the exchanging Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on exchange of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes exchanged, and the Parent and the Company shall not be required to issue or deliver, as applicable, any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.09. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Parent shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exchange of the Notes from time to time as such Notes are presented for exchange (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).

Before taking any action that would cause an adjustment increasing the Exchange Rate to an amount that would cause the Exchange Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon exchange of the Notes, the Parent will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Parent may validly and legally issue shares of such shares of Common Stock at such adjusted Exchange Price.

The Parent covenants that all shares of Common Stock that may be issued upon exchange of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

The Parent shall use reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon exchange of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 7.10. Responsibility of Trustee and Exchange Agent. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Notes; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Parent or the Company, as applicable, to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company and the Parent contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 7.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 7.11. Notice to Holders Prior to Certain Actions. In case:

(a) the Parent shall declare a dividend (or any other distribution) on Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 7.04; or

(b) the Parent shall authorize the granting to the holders of all or substantially all of the shares of Common Stock of options, rights or warrants to subscribe for or purchase any share of any class or any other options, rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Parent is a party and for which approval of any shareholders of the Parent is required, or of the sale, lease or transfer of all or substantially all of the assets of the Parent; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Parent or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Exchange Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 3.06 of this Indenture, as promptly as practicable, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 7.12. Shareholder Rights Plan. Each share of Common Stock issued upon exchange of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates or other evidence representing the shares of Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any current or subsequent shareholder rights agreement adopted by the Parent, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any exchange such rights have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement, the Exchange Rate shall be adjusted at the time of separation as if the Parent had distributed, to all holders of the Common Stock, Distributed Property as described in Section 7.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 7.13. Parent and Company Determination Final. Any determination that the Parent or its Board of Directors or the Company must make pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error.

Section 7.14. Adjustment to Exchange Rate Applicable to Certain Notes Surrendered in Connection with a Tax Redemption.

(a) If the Company elects to effect a Tax Redemption and a Holder elects to exchange its Notes in connection with such Tax Redemption, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of Additional Shares pursuant to this Section 7.14. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Tax Redemption if such exchange occurs during the period from, and including, the date on which the Company provides such Notice of Tax Redemption to Holders until the Close of Business on the third Business Day immediately preceding the applicable Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price. The Company shall comply with its obligations under Section 5.03 simultaneously with providing such Notice of Tax Redemption.

(b) The Company will settle exchanges of Notes exchanged in connection with a Tax Redemption as provided in Section 7.03 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such exchange.

(c) The number of Additional Shares by which the Exchange Rate will be increased for an exchange of Notes in connection with a Tax Redemption will be determined by reference to the table in Schedule A, based on the applicable Redemption Reference Date and the applicable Redemption Reference Price, but determined for purposes of this Section 7.14 as if (i) the Holder had elected to exchange its Notes in connection with a Make-Whole Fundamental Change, (ii) the applicable Redemption Reference Date were the “Effective Date” and (iii) the applicable Redemption Reference Price were the “Share Price” (and subject, for the avoidance of doubt, to Section 7.07(e)).

(d) If the Company has designated a Tax Redemption Date pursuant to Section 5.01(b), a Holder that complies with the requirements for exchange set forth under Section 7.02 will be deemed to have delivered and not have withdrawn a Notice of Tax Redemption Election.

ARTICLE 8.

PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 8.01. Purchase at Option of Holders upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time prior to the Maturity Date of the Notes, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes or any portion thereof so long as the remaining amount of this Note not so purchased is equal to $200,000 or an integral multiple of $1,000 in excess thereof, on a date specified by the Company that is no earlier than the 20th and not later than the 35th Business Day following the date of the Fundamental Change Company Notice, subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Fundamental Change Purchase Price will be equal to 100% of the Principal Amount of the Notes to be purchased.

Purchases of Notes under this Section 8.01 shall be made, at the option of the Holder thereof upon:

(i) delivery to the Paying Agent of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Notes on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, which must specify:

(A) if the Notes are Physical Notes, the certificate numbers of the Holder’s Notes to be delivered for purchase;

(B) the portion of the Principal Amount of the Holder’s Notes to be purchased, which must be such that the remaining amount of this Note not so purchased is equal to $200,000 or an integral multiple of $1,000 in excess thereof; and

(C) that the Holder’s Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 8.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice;

provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right to withdraw such Fundamental Change Purchase Notice (in whole or in part) at any time prior to the Close of Business on the second Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 8.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first-class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company or the Parent shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Parent’s website or through such other public medium as the Parent may use at such time. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Company shall publish any such Fundamental Change Company Notice in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange at www.bourse.lu.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change and whether the Fundamental Change is also a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the purchase right;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii) if applicable, the Applicable Exchange Rate and any adjustments to the Applicable Exchange Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder validly withdraws the Fundamental Change Purchase Notice in accordance with Section 8.03; and

(ix) the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 8.01.

(c) No Payment During an Acceleration. Notwithstanding the foregoing, no Notes may be purchased by the Company at the option of the Holders pursuant to this Section 8.01 if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date.

(d) Payment of Fundamental Change Purchase Price. The Notes to be purchased pursuant to this Section 8.01 shall be paid for in cash.

Section 8.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 8.01(a), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is validly withdrawn as specified in Section 8.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be payable to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 8.01(a) have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 8.01(a).

Section 8.03. Withdrawal of Fundamental Change Purchase Notice.

(a) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent prior to the Close of Business on the second Business Day immediately preceding the relevant Fundamental Change Purchase Date specifying:

(i) the Principal Amount of the withdrawn Notes;

(ii) if the Notes are Physical Notes, the certificate numbers of the withdrawn Notes; and

(iii) the Principal Amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which must be such that the remaining amount of this Note not so purchased is equal to $200,000 or an integral multiple of $1,000 in excess thereof;

provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.

Section 8.04. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 8.04. If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Purchase Price of any Note surrendered for purchase and not withdrawn in accordance with this Indenture as of the Close of Business on the Fundamental Change Purchase Date, then immediately following the Close of Business on the Fundamental Change Purchase Date, (a) any such Note will cease to be outstanding and interest, including Additional Interest, if any, will cease to accrue thereon on the Fundamental Change Purchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or book-entry transfer of such Note).

Section 8.05. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.

Section 8.06. Covenant to Comply With Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 8.01, the Company and the Parent shall, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable and file a Schedule TO or any other required schedule under the Exchange Act.

Section 8.07. Repayment to the Company. Subject to the requirements of any applicable abandoned property laws, regardless of who acts as Paying Agent, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 8.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE 9.

EVENTS OF DEFAULT; REMEDIES

Section 9.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default by the Company in any payment of interest, including Additional Interest, if any, on any Notes when due and payable and such default continues for 30 days;

(b) default by the Company in the payment of the principal of any Note when due and payable on its stated maturity, any Redemption Date, upon required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise;

(c) failure by the Company or the Parent to comply with their respective obligations to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right and such failure continues for three Business Days;

(d) failure by the Company or the Parent to provide the Fundamental Change Company Notice to Holders required pursuant to Section 8.01(b) hereof when due;

(e) failure by the Company or the Parent to comply with their respective obligations under Article 10 or Article 16 hereof;

(f) failure by the Company or the Parent or any of the Parent’s Subsidiaries in the performance of any other covenant or agreement in the Notes, this Indenture or the Collateral Agreements that continues for a period of 60 days after receipt by the Company of a Notice of Default;

(g) default by the Parent or any of the Parent’s Subsidiaries with respect to any indebtedness for borrowed money in excess of $5.0 million in the aggregate of the Parent and/or any Subsidiary of the Parent, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon a Fundamental Change, upon declaration of acceleration or otherwise; provided, however, that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration of acceleration;

(h) a final judgment for the payment of $5.0 million or more (excluding any amounts covered by insurance or bond) rendered against the Parent or any Subsidiary of the Parent by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Parent or any Significant Subsidiary of the Parent of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Parent or a Significant Subsidiary of the Parent as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Parent or any Significant Subsidiary of the Parent under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent or of a Significant Subsidiary of the Parent of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(j) the commencement by the Parent or by a Significant Subsidiary of the Parent of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Parent or of a Significant Subsidiary of the Parent in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent or of a Significant Subsidiary of the Parent or of any substantial part of such entity’s property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Parent or by a Significant Subsidiary of the Parent in furtherance of any such action;

(k) with respect to any Collateral having a fair market value in excess of $5.0 million, individually or in the aggregate, (A) the security interest under the Collateral Agreements, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, (B) any security interest created thereunder or under this Indenture is declared invalid unenforceable or (C) the Parent or the Company asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable;

(l) failure by the Company or any of its Subsidiaries to comply with its obligations under this Indenture to grant the Post-Completion Collateral pursuant to Section 4.23;

The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, or any Holder.

Section 9.02. Acceleration of Maturity: Waiver of Past Defaults and Rescission.

(a) If an Event of Default (other than those specified in Section 9.01(i) and 9.01(j) involving the Company, and as otherwise provided in Section 9.03) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes may declare 100% of the Principal Amount plus accrued and unpaid interest, including Additional Interest, if any, on all the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest, including Additional Interest, shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company, 100% of the Principal Amount plus accrued and unpaid interest on all outstanding Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in aggregate Principal Amount of the outstanding Notes, by written notice to the Company and the Trustee, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 9 provided, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to a Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c), or in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each outstanding Note affected, if:

(i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all existing Events of Default have been cured or waived and all amounts owing to the Trustee have been paid.

Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 9.03. Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of any of the Initial Notes, the Parent fails to timely file any document or report that the Parent is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), the Company shall pay Additional Interest on the Notes which shall accrue at the rate of 0.50% per annum of the Principal Amount of Notes outstanding for each day during such period for which the Parent’s failure to file has occurred and is continuing (ending on the date that is one year from the last date of original issuance of any of the Initial Notes).

Further, if, and for so long as, the Restrictive Notes Legend has not been removed from the Notes, the Notes are assigned a restricted CUSIP number as of the 370th day after the last date of original issuance of any of the Initial Notes, the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at the rate of 0.50% per annum of the Principal Amount of Notes outstanding until the Restrictive Notes Legend has been removed in accordance with Section 3.08, the Notes are assigned an unrestricted CUSIP number and the Notes are Freely Tradable.

The obligations of the Company pursuant to this Section 9.03(a) are separate and distinct from, and in addition to, the obligations of the Company pursuant to Section 9.03(b). Any Additional Interest payable pursuant to this Section 9.03(a) will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable pursuant to Section 3.01.

(b) Notwithstanding anything to the contrary in this Indenture, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.10 hereof and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will (i) for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the Principal Amount of outstanding Notes and (ii) from the 91st day until the 180th day following the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the Principal Amount of outstanding Notes. The Additional Interest payable pursuant to this Section 9.03(b) will be in addition to any Additional Interest that may accrue pursuant to Section 9.03(a) (subject to the proviso to the first paragraph of such Section). If the Company so elects, the Additional Interest payable under this Section 9.03(b) will be payable on all outstanding Notes from and including the date on which such Event of Default first occurs to, but excluding, the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 181st day after such Event of Default relating to the failure to comply with the requirements of Section 4.10 or Section 314(a)(1) of the Trust Indenture Act, if such Event of Default has not been cured or waived prior to such 181st day, Additional Interest payable pursuant to this Section 9.03(b) will cease to accrue and the Notes will be subject to acceleration as provided in Section 9.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 9.03(b) upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 9.02. Any Additional Interest payable pursuant to this Section 9.03(b) will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable pursuant to Section 3.01.

In order to elect to pay the Additional Interest payable pursuant to this Section 9.03(b) as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.10 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, the Company shall notify all Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in Section 9.02.

Payments of the Redemption Price, the Fundamental Change Purchase Price, Principal Amount or interest that are not made when due shall accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Section 9.04. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest on the Maturity Date therefor or in the payment of the Fundamental Change Purchase Price, Redemption Price, the Additional Amounts or Interest Make-Whole Premium in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 9.05. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under this Indenture and applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.06. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article or distributable after an Event of Default in respect of the Company’s or any Guarantor’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee or any predecessor trustee under Section 11.07;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the Principal Amount, Fundamental Change Purchase Price, Redemption Price, Additional Amounts, Interest Make-Whole Premium or interest (including Additional Interest, if any) as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 9.07. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c)) unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holder or Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee for 60 days after its receipt of such request and offer of security or indemnity has failed to institute any such proceeding; and

(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 9.08. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount (including the Fundamental Change Purchase Price or Redemption Price, the Additional Amounts or interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or any Fundamental Change Purchase Date or otherwise, as applicable), any accrued and unpaid interest (including Additional Interest, if any) and to exchange the Notes in accordance with Article 7 and receive Interest Make-Whole Premium, if applicable, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to exchange, shall not be impaired or affected without the consent of such Holder.

Section 9.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 9.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 9.12. Control by Holders. The Holders of a majority in aggregate Principal Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee and the Second Lien Collateral Agent will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. The Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 9.13. Undertaking for Costs . In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Note on or after the Maturity Date of such Note or the Fundamental Change Purchase Date.

Section 9.14. [Reserved.]

Section 9.15. Violations of Certain Covenants. A violation of Section 4.10 or any other covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.

ARTICLE 10.

MERGER, CONSOLIDATION OR SALE OF ASSETS, AND TAX RESIDENCE

Section 10.01. Company and Parent May Consolidate, etc., only on Certain Terms. The Company and the Parent shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of Company’s or the Parent’s respective assets to another Person or group of affiliated Persons, except that the Parent may consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person if:

(i) the Parent is the surviving Person or the resulting, surviving transferee or successor Person (the “Successor Company”) (if other than the Parent) is a corporation organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and such Successor Company (if not the Parent) expressly assumes by an indenture supplemental hereto all obligations of the Parent under this Indenture and the relevant Note Guarantees, including payment of the Principal Amount and interest on the Notes, and the performance and observance of all of the covenants and conditions of this Indenture to be performed by the Parent;

(ii) immediately after giving effect to such transaction, no Default under this Indenture has occurred and is continuing;

(iii) if, upon the occurrence of any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, the Notes would become exchangeable pursuant to the terms of this Indenture for securities issued by an issuer other than the Successor Company, such other issuer shall fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under the Notes; and

(iv) the Parent shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such consolidation, merger, sale, conveyance, transfer, lease or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 10, that all conditions precedent herein provided for relating to such transaction have been satisfied, and constitutes the legal, valid and binding obligation of the Successor Company, if applicable.

Section 10.02. Successor Substituted. Upon any consolidation of the Parent with, or merger of the Parent into, any other Person or any sale, conveyance, transfer, lease or other disposal of all or substantially all of the Parent’s assets to another Person in accordance with Section 10.01, the Successor Company formed by such consolidation or into which the Parent is merged or to which such sale, conveyance, transfer, lease or other disposal is made shall succeed to, and may exercise every right and power of, the Parent under this Indenture and the Note Guarantees with the same effect as if such Successor Company had been named as the Parent herein, and thereafter. If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this Indenture and the Notes, except in the case of a lease of all or substantially all of its properties and assets.

Section 10.03. Change of Tax Residence. The Company shall not become a tax resident in a tax jurisdiction other than Luxembourg unless becoming a tax resident in such other tax jurisdiction would not provide the Company a right to redeem the Notes either under the laws in force at that time or announced at that time; provided that, the Company will continue to have the benefit of Section 5.01 after such change of tax jurisdiction.

ARTICLE 11.

THE TRUSTEE

Section 11.01. Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Notes at the time outstanding determined as provided in Section 1.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and

(vi) the Trustee (including in its capacities as Exchange Agent, Paying Agent, or Registrar) shall have no responsibility to determine whether any change or adjustment to the Exchange Rate is required or whether the Notes may be called for redemption.

(c) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

Section 11.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default of which a Trust Officer of the Trustee has knowledge or is deemed to have notice under Section 11.03(i) within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of Principal Amount of, or interest on, any of the Notes, Additional Amounts or Fundamental Change Purchase Price or a default in the delivery of the consideration due upon exchange including Interest Make-Whole Premium, if applicable), the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 11.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01:

(a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with directions relating to any other matter requiring direction from the Company pursuant to this Indenture; and

(l) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Section 1.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

Section 11.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, the Note Guarantee or the Collateral. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes or any funds or property disbursed by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible for the Offering Memorandum or any other document in connection with the sale of the Notes in any manner.

Section 11.05. Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes. The Trustee, any Agent, any Paying Agent, any Exchange Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

Section 11.06. Monies to be Held in Trust. Subject to the provisions of Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07. Compensation and Expenses of Trustee. The Company and the Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company and the Guarantors, jointly and severally, also covenant to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises, the performance of its duties, or the exercise of its rights and powers. The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. “Trustee” for the purposes of this Section 11.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 11.08. Officer’s Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 11.09. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50.0 million (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50.0 million). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 9.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.13, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 11.13. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.15. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 12.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 12.02. Preservation of Information; Communications to Holders

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided under applicable law.

(c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

Section 12.03. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Any report pursuant to TIA Section 313(a) shall be sent within 60 days of each December 14 beginning December 14, 2013.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE 13. THE TRUSTEE

SATISFACTION AND DISCHARGE

Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, cash or shares of Common Stock (in the case of any exchange) sufficient to pay on the Maturity Date, upon any Redemption Date, upon any Fundamental Change Date or upon any exchange (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest or shares of Common Stock (in the case of any exchange) due to such Maturity Date, Redemption Date, Fundamental Change Purchase Date or upon exchange, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or deliver or cause to be paid or delivered all other sums payable or deliverable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest or (in the case of any exchange) shares of Common Stock on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 13.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 13.04, all monies and shares of Common Stock deposited with the Trustee pursuant to Section 13.01 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or delivery upon exchange thereof have been deposited with the Trustee, of all sums and amounts due thereon for principal and interest or upon exchange.

Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable abandoned property laws, any monies or shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the principal of or interest on such Notes or shares of Common Stock, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 13.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or delivery of shares of Common Stock due upon exchange following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, or delivery from the shares of Common Stock, as the case may be, held by the Trustee or Paying Agent.

ARTICLE 14.

SUPPLEMENTAL INDENTURES

Section 14.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, the Guarantors and the Trustee may amend this Indenture and the Collateral Agreement to:

(i) cure any ambiguity or correct any inconsistent or otherwise defective provision contained herein, so long as such action will not adversely affect the interests of the Holders;

(ii) provide for the assumption by a Successor Company of the obligations of the Parent, the Company or any other Guarantor contained herein;

(iii) provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(iv) evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(v) add guarantees (including, without limitation, Note Guarantees) with respect to the Notes;

(vi) secure the Notes;

(vii) add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(viii) comply with the Applicable Procedures;

(ix) add to or change or eliminate any provision of this Indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

(x) make any change that does not materially adversely affect the rights of any Holder;

(xi) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(xii) conform the provisions of this Indenture to the “Description of Notes” section in the preliminary offering memorandum dated December 10, 2012 related to the offering of the Initial Notes, as supplemented by the final pricing term sheet related to the offering of the Initial Notes; or

(xiii) adjust or change the exchange provisions of the Notes in order to comply with the requirements of this Indenture; and

(xiv) add to the Collateral securing the Notes.

Section 14.02. Supplemental Indentures with Consent of Holders. This Indenture, the Notes or the Collateral Agreements may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

(i) reduce the percentage in Principal Amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past default;

(ii) reduce the rate of, or extend the stated time for payment of, interest, including Additional Interest, if any, on any Note;

(iii) reduce the Principal Amount of, or extend the Maturity Date of, any Note;

(iv) make any change that impairs or adversely affects the exchange rights of any Note;

(v) reduce the Redemption Price or the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi) make any Note payable in a currency other than that stated in the Notes;

(vii) impair the right of any Holder to receive payment of principal of (including the Fundamental Change Purchase Price and the Redemption Price, if applicable), and interest (including Additional Interest, if any) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii) change the ranking of the Notes or the Note Guarantees;

(ix) make any change to the provisions of this Section 14.02 or Section 9.02(b);

(x) modify the Collateral Agreements in any manner materially adverse to Holders of Notes;

(xi) release the Parent from, or otherwise make any changes to, the Parent’s obligations under its Note Guarantee or this Indenture; or

(xii) change the Company’s or any Note Guarantor’s obligation to pay Additional Amounts on the Notes.

In addition, without the consent of Holders of sixty-six and two-thirds percent (66 2/3%) in aggregate Principal Amount of the Notes outstanding, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) release all or substantially all of the Collateral other than in accordance with this Indenture and the Collateral Agreements.

It shall not be necessary for any Act of Holders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 14.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 14 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 11.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and constitutes the legal, valid and binding obligation of the Company and the Guarantors. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 14.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 14, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 14.05. Informing the Luxembourg Stock Exchange. The Company shall, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange, to the extent required by the rules of the Luxembourg Stock Exchange, inform the Luxembourg Stock Exchange of any of the amendments in this Article 14, modifications and waivers and provide, if necessary, a supplement to any listing particulars setting forth reasonable details in connection with any such amendments, modifications or waivers.

Section 14.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 shall bear a notation in form provided by the Company to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 14.07. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be sent to each Holder, at such Holder’s address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture.

ARTICLE 15.

COLLATERAL AND SECURITY

Section 15.01. Security Interest.

The due and punctual payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption, prepayment, demand or otherwise, and interest on the overdue principal of, premium on, if any, or interest on, the Notes and performance of all other obligations of the Company and any Guarantor to the Holders of Notes, the Trustee and the Second Lien Collateral Agent under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Collateral Agreements and the Intercreditor Agreement.

Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Second Lien Collateral Agent to enter into any Collateral Agreement or the Intercreditor Agreement on its behalf) as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and authorizes and appoints Wells Fargo Bank, National Association as the Trustee and as the Second Lien Collateral Agent, and authorizes and directs the Second Lien Collateral Agent to enter into the Collateral Agreements and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Trustee and the Second Lien Collateral Agent shall be entitled to all rights, privileges, immunities and protections set forth in this Indenture, including but not limited to its right to be compensated, reimbursed and indemnified, in the acceptance, execution, delivery and performance of the Collateral Agreements and the Intercreditor Agreement as though fully set forth therein.

The Company and each of the Guarantors consents and agrees to be bound by the terms of the Collateral Agreements, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Second Lien Collateral Agent pursuant to the Collateral Agreements, and, subject to the limitations set forth in Section 15.11(a), the Company will, and the Company will cause each of its Subsidiaries to, do or cause to be done all such acts and things as may be required by the provisions of the Collateral Agreements to assure and confirm to the Trustee that the Second Lien Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens as contemplated by the Collateral Agreements and the Intercreditor Agreement or any part thereof, as from time to time constituted.

Subject to the limitations set forth in Section 15.11(a), the Parent will take, and will cause its Subsidiaries to take (including as may be requested by the Trustee), any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Obligations of the Company and any Guarantor hereunder, in respect of the Collateral, valid and enforceable perfected second-priority Liens in and on all of the Collateral ranking in right and priority of payment as set forth in this Indenture, Intercreditor Agreement and subject to no other Liens other than as permitted by the terms of this Indenture and the Intercreditor Agreement.

Section 15.02. Recording and Opinion. Parent shall furnish to the Trustee and the Second Lien Collateral Agent (if other than the Trustee), (1) on March 15, 2013 and (2) on or within one month of June 30 of each year, commencing June 30, 2014, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Documents have been taken, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Documents.

Section 15.03. Intercreditor Agreement.

At any time when the Intercreditor Agreement is in effect, this Section 15 and the provisions of each Collateral Agreements shall be subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. The Company and each Guarantor consents to, and acknowledges, the terms of the Intercreditor Agreement.

Section 15.04. Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

Upon reasonable request of the Trustee, but without any affirmative duty on the Trustee to do so, the Company and Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purposes of this Indenture. Subject to the provisions of Section 11.01 and the terms of the Collateral Agreements and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders of Notes, the Second Lien Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Collateral Agreement or the Intercreditor Agreement; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Company or any Guarantor hereunder.

Subject to the provisions hereof, the Collateral Agreements and the Intercreditor Agreement, the Trustee and/or the Second Lien Collateral Agent will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee and/or the Second Lien Collateral Agent).

Section 15.05. Authorization of Receipt of Funds by the Trustee under the Collateral Agreements.

The Trustee and/or the Second Lien Collateral Agent is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Agreements or Intercreditor Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Intercreditor Agreement.

Section 15.06. Termination of Security Interest.

The Trustee shall, at the request of the Company or a Guarantor upon having provided the Trustee an Officer’s Certificate and Opinion of Counsel certifying compliance with this Section 15.06, execute and deliver a certificate to the Second Lien Collateral Agent directing the Second Lien Collateral Agent to release the relevant Collateral or other appropriate instrument evidencing such release (in the form provided by and at the expense of the Company) under one or more of the following circumstances:

(a) upon the full and final payment and performance of all Obligations of the Parent, the Issuer, the Guarantors and any other obligors, as applicable, under this Indenture, the Notes, the Note Guarantees, the Collateral Agreements and the Credit Agreement;

(b) in part with respect to any asset constituting Collateral, if such Collateral is sold or otherwise disposed of;

(c) as described in Article 14;

(d) upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable.

Upon receipt of such certificate from the Trustee, the Second Lien Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements and the Intercreditor Agreement.

Section 15.07. Compliance with Trust Indenture Act.

The Company will otherwise comply with the provisions of TIA §314. The Company shall deliver to the Trustee an Officer’s Certificate and an opinion of counsel stating that all conditions precedent under this Indenture and the Collateral Agreements relating to the execution and delivery of each such release have been complied with. To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory by the Company. The selection of any independent person shall be approved by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Section 15.08. Relative Rights

Nothing in the Note Documents or the Intercreditor Agreement shall:

(a) impair, as between the Company, Guarantors and the Holders of the Notes, the obligation of the Company to pay principal, premium on, if any, interest or Additional Interest on, if any, the Notes in accordance with their terms or any other obligation of the Company or any Guarantor under the Note Documents;

(b) affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than Obligations with respect to the Credit Agreement);

(c) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not the right to enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by Section 6 of the Intercreditor Agreement (if then in effect));

(d) restrict or prevent any holder of Notes, the Second Lien Collateral Agent or any other person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by Section 6 of the Intercreditor Agreement (if then in effect); or

(e) restrict or prevent any Holder of Notes, the Trustee, the Collateral Trustee or any other person from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by Sections 4 and 6 of the Intercreditor Agreement (if then in effect).

Section 15.09. Collateral Agent.

(a) The Company has appointed Wells Fargo Bank, National Association to serve as the Second Lien Collateral Agent for the benefit of the Holders of the Notes.

(b) The Second Lien Collateral Agent will hold (directly or through co-trustees, agents or sub-agents), and will be entitled to enforce on behalf of the Holders of the Notes, all Liens on the Collateral, subject to the provisions of the Intercreditor Agreement (if then in effect).

(c) The Trustee shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of or insurance with respect to any Collateral, for the legality, effectiveness or sufficiency of any Collateral Agreement, for any act or omission of the First Lien Collateral Agent, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes and Obligations under the Notes. The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.

(d) Each Holder hereby authorizes and directs the Trustee and Second Lien Collateral Agent to act pursuant to the Collateral Agreements, and to enter into such documents, instruments and agreements (in recordable form, if requested), and to take such further actions, as may be necessary or as the First Lien Collateral Agent may reasonably request to effectuate the terms of, and the Lien priorities contemplated by the Intercreditor Agreement.

Section 15.10. Additional Collateral

Subject to the terms of the Intercreditor Agreement, if property of a type constituting Collateral is acquired by the Company or any Guarantor that is not automatically subject to a perfected security interest under the Collateral Agreements, then the Company or such Guarantor will, as soon as practical after such property’s acquisition:

(a) grant Liens on such property in favor of the Second Lien Collateral Agent for the benefit of the Holders (and, to the extent such grant would require the execution and delivery of a Collateral Agreement, the Company or such Guarantor shall execute and deliver such Collateral Agreement on substantially the same terms as the Collateral Agreements entered into on or about the Issue Date or, as applicable, within the period of 90 days after the Issue Date, including, with respect to personal property, execution of a supplement to a Collateral Agreement and, with respect to real property, execution of a new mortgage or an amendment to an existing mortgage);

(b) deliver certain certificates in respect thereof as required by the Collateral Agreements and subject to the terms of the Intercreditor Agreement and, in the case of real property, a title insurance policy; and

(c) cause the Lien granted in such Collateral Agreement to be duly perfected to the same extent as the Liens perfected on or about the Issue Date or, as applicable, within the period of 90 days after the Issue Date (including, with respect to Equity Interests of a Subsidiary or intercompany debt, perfection by control to the extent required by the applicable Collateral Agreement).

Section 15.11. Further Assurances; Maintenance of Properties and Insurance.

(a) The Company and each of the Guarantors will use commercially reasonable efforts to perfect the security interests in the Collateral for the benefit of the Holders of Notes, to the extent required by the Collateral Agreements (but in no event is the Company or any Guarantor required to take any action with respect to such perfection that have not been required by the First Lien Collateral Agent with respect to the Credit Agreement), promptly following the date hereof, but in any event shall do, or cause to be done, all such acts and things as may be necessary or proper to have all such security interests perfected by no later than 90 days after the date hereof. The Company and each of the Guarantors will deliver an Officer’s Certificate to the Trustee and the Second Lien Collateral Agent confirming that all of the security interests have been perfected as described in this Section 15.11(a) by no later than 90 days after the date hereof.

(b) The Company and the Guarantors shall, at their sole cost and expense, (a) execute and deliver all such agreements and instruments and take all further action as may be required to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (b) file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable or required under applicable law to perfect the Liens created by the Collateral Agreements within the timeframes set out in Section 15.11(a). Subject to the Intercreditor Agreement, neither the Company nor any Guarantor will take or omit to take any action that would adversely affect or impair in any material respect the Liens in favor of the Second Lien Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or this Indenture. Neither the Company nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as required under the Intercreditor Agreement or permitted by this Indenture and the Collateral Agreements. Notwithstanding the following, if the Parent determines that the burden or cost of obtaining a security interest (or a perfection thereof) in any assets sufficiently outweighs the benefit to the Holders of the Notes of the security to be afforded thereby (or the perfection thereof), the Parent, in its reasonable discretion, may exclude such assets from the requirement that a security interest be granted therein or that security interests therein be perfected, as the case may be. In making any such determination, the Parent shall deliver to the Trustee an Officer’s Certificate describing any such asset and the basis for its determination in reasonable detail, and an Opinion of Counsel stating that the exclusion of any such asset complies with this Indenture.

(c) Subject to the limitations set forth in Section 15.11(a), upon the reasonable request of the Second Lien Collateral Agent at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Collateral Agreements, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Second Lien Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Note Documents for the benefit of the Holders of Notes.

(d) The Parents shall (a) cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as, in the judgment of the Parent, may be necessary so that the business of the Parent and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this section prevents the Parent or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Parent, desirable in the conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole; and (b) provide, or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance, physical damage insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Parent and its Restricted Subsidiaries are then conducting business.

ARTICLE 16.

GUARANTEE

Section 16.01. Guarantee.

(a) Subject to this Article 16, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, on, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 9 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 16.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 16, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 16.03. Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 16.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form set forth in Section 2.04 hereof will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 16.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Parent or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.20 hereof, the Parent will cause such Domestic Subsidiary to comply with the provisions of Section 4.20 hereof and this Article 16, to the extent applicable, and execute a supplemental indenture substantially in the form of Exhibit D hereto.

Section 16.04. Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 16.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless (i) in the case of the Parent, the requirements under Article 10 are satisfied or (ii) in the case of any other Guarantor:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) either:

(A) subject to Section 16.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture and the Collateral Agreements on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Collateral Agreements in form and substance satisfactory to the Trustee; or

(B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.14 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4, 5 and 10 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 16.05. Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (other than Parent), by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent, then the corporation acquiring the property will be released and relieved of any obligations under the Note Guarantee;

(b) In the event of any sale or other disposition of Capital Stock of any Guarantor (other than the Parent) to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent and such Guarantor ceases to be a Restricted Subsidiary of the Parent as a result of the sale or other disposition, then such Guarantor (other than the Parent) will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.14 hereof. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, including without limitation Section 4.14 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor (other than Parent) from its obligations under its Note Guarantee.

(c) Upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor (other than the Parent) will be released and relieved of any obligations under its Note Guarantee.

(d) Upon satisfaction and discharge of this Indenture in accordance with Article 13 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 16.05 will remain liable for the full amount of principal of, premium on, if any, interest and Additional Interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 16.

ARTICLE 17.

MISCELLANEOUS

Section 17.01. [Reserved.]

Section 17.02. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person, by overnight air courier guaranteeing next day delivery, or mailed by first-class mail addressed as follows:

if to the Company and Guarantors:

Oclaro Luxembourg S.A.

c/o Oclaro, Inc.

2584 Junction Avenue

San Jose, California 95134

Attention: Chief Financial Officer

with a copy to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: Robert T. Clarkson

if to the Trustee:

Wells Fargo Bank, National Association

230 W. Monroe Street, Suite 2900

Chicago, Illinois 60606

Facsimile: (312) 726-2158

Attention: Corporate Trust Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. In addition, for so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices with respect to the Notes listed on the Luxembourg Stock Exchange will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu or by any other means considered equivalent by the Luxembourg Stock Exchange. In addition, for so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to the relevant clearing systems (in accordance with their operational provisions), each of which will give such notices to the Holders of book-entry interests. Such notices may also be published on the website of the Luxembourg Stock Exchange at www.bourse.lu.

Each such notice shall be deemed to have been given on the date of such publication, or if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be made to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.

Section 17.03. [Reserved.]

Section 17.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee, each complying with Section 1.02:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 17.05. When Notes Are Disregarded. In determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 17.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 17.07. Legal Holidays. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected. In any case where the Maturity Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date, Fundamental Change Purchase Date, or Redemption Date, as the case may be.

Section 17.08. Governing Law. THIS INDENTURE, THE NOTES, AND THE NOTE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES OR THE NOTE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE APPLICATION OF THE PROVISIONS OF ARTICLES 86 TO 97 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, ARE HEREBY EXPRESSLY EXCLUDED.

Section 17.09. No Recourse against Others. An incorporator, director, officer, employee, Affiliate or shareholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 17.10. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes and Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 17.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 17.12. [Reserved].

Section 17.13. [Reserved].

Section 17.14. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 17.15. Calculations. Except as otherwise provided in this Indenture, the Company (or its agents) will be responsible for making all calculations called for under this Indenture or the Notes. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company (or its agents) will provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 17.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 17.17. Consent to Jurisdiction.

(a) Each of the Company and a Guarantor which is a Foreign Subsidiary hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding (i) arising out of or relating to this Indenture or the Notes and (ii) arising under any U.S. federal or U.S. state securities laws, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. The Company and each Guarantor which is a Foreign Subsidiary will appoint Corporation Service Company as its agent for service of process in any such action or proceeding.

(b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 17.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.19. Judgment Currency. Any payment on account of an amount that is payable in dollars (“Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or any Guarantor, shall constitute a discharge of the Company’s or the Guarantor’s obligation under this Indenture and the Notes, as the case may be, only to the extent of the amount of the Required Currency with such Holder or the Trustee, as the case maybe, could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company and the Guarantors shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgments or order.

Section 17.20. Enforceability of Judgments. Since a substantial portion of the assets of the Company and the Guarantors are outside the U.S., any judgment obtained in the U.S. against the Company or any Guarantor which is a Foreign Subsidiary, including judgments with respect to the payment of principal, interest, Additional Amounts and any Redemption Price and any Fundamental Change Purchase Price with respect to the Notes, may not be collectible within the U.S.

Section 17.21. Prescription. Claims against the Company or any Guarantor for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Company or any Guarantor for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Section 17.22. Patriot Act. The Company and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

OCLARO LUXEMBOURG S.A.,
as the Company

By:	/s/ Jerry Turin
Name:	Jerry Turin
Title:	Director

OCLARO, INC., as the Parent and a Guarantor

By:	/s/ Jerry Turin
Name:	Jerry Turin
Title:	Chief Financial Officer

OTHER GUARANTORS:

OCLARO INNOVATIONS, LLP
a limited liability partnership organized under the laws of England and Wales

By:	Oclaro, Inc., its member

	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

By:	Oclaro (North America), Inc., its member

	By:	/s/ Jerry Turin
Jerry Turin
Chief Executive Officer and Chief Financial Officer

BOOKHAM NOMINEES LIMITED,
a company incorporated under the laws of England and Wales

By:	/s/ Jerry Turin
Jerry Turin
Director

By:	/s/ Catherine H. Rundle
Catherine H. Rundle
Director

BOOKHAM INTERNATIONAL LTD.,
a company organized under the laws of the Cayman Islands

By:	/s/ Jerry Turin
Jerry Turin
Director/Attorney-in-Fact

OCLARO (CANADA), INC.,
a federally incorporated Canadian corporation

By:	/s/ Jerry Turin
Jerry Turin
President

OCLARO TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
Treasurer

OCLARO (NEW JERSEY), INC.,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer and President

OCLARO PHOTONICS, INC.,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
President and Treasurer

MINTERA CORPORATION,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
President and Chief Financial Officer

OCLARO (NORTH AMERICA), INC.,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
Chief Executive Officer and Chief Financial Officer

OPNEXT, INC.,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
Chief Executive Officer, President and Chief Financial Officer

PINE PHOTONICS COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
President and Treasurer

OPNEXT SUBSYSTEMS INC.,
a Delaware corporation

By:	/s/ Jerry Turin
Jerry Turin
President and Chief Financial Officer

OCLARO TECHNOLOGY LIMITED,
a company incorporated under the laws of England and Wales

By:	/s/ Jerry Turin
Jerry Turin
Director

[Trustee Signature Follows]

Wells Fargo Bank, National Association
as Trustee and as Second Lien Collateral Agent

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

SCHEDULE A

	Share Price
Effective Date	$1.42	$1.50	$1.75	$2.00	$2.50	$3.00	$3.50	$4.00	$5.00	$6.00	$7.00
December 14, 2012	162.5135	148.4531	115.4138	92.9293	63.0114	43.5660	30.0612	20.4438	8.7123	3.1897	1.2769
June 15, 2013	162.5135	142.6198	109.8621	88.2902	60.1065	41.8389	29.0754	19.9044	8.5704	3.1588	1.2729
June 15, 2014	162.5135	130.2593	97.1194	77.2897	52.9235	37.3702	26.4011	18.3762	8.1416	3.0650	1.2631
June 15, 2015	162.5135	124.9549	82.1513	63.7482	43.6779	31.3052	22.5413	16.0326	7.4209	2.9022	1.2470
June 15, 2016	162.5135	124.9549	65.0646	47.3035	32.1268	23.3986	17.2086	12.5739	6.2243	2.6184	1.2216
June 15, 2017	162.5135	124.9549	46.1726	27.1641	18.0274	13.4280	10.1528	7.6964	4.2648	2.1164	1.1837
June 15, 2018	162.5135	124.9549	29.7168	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

SCHEDULE A-1

COLLATERAL AGREEMENTS TO BE ENTERED INTO ON THE ISSUE DATE

1. Security Agreement (Domestic) (California law governed) entered into between Oclaro, Inc., Oclaro Photonics, Inc., Oclaro Technology, Inc., Oclaro (New Jersey), Inc., Oclaro (North America) Inc., Mintera Corporation, Opnext, Inc., Pine Photonics Communications, Inc. and Opnext Subsystems Inc. as Grantors and Wells Fargo Bank, National Association as Second Lien Collateral Agent

2. Security Agreement (Foreign) (California law governed) entered into between Oclaro Technology Limited, Bookham International Ltd., Bookham Nominees Limited, Oclaro (Canada) Inc. and Oclaro Innovations LLP as Grantors and Wells Fargo Bank, National Association as Second Lien Collateral Agent

3. Composite Debenture (English law governed) entered into between Oclaro Technology Limited, Bookham Nominees Limited, Oclaro Innovations LLP, Oclaro, Inc. and Oclaro (North America), Inc. as Chargors and Wells Fargo Bank, National Association as Second Lien Collateral Agent

A-1

SCHEDULE A-2

COLLATERAL AGREEMENTS TO BE ENTERED INTO AFTER THE ISSUE DATE

1. Deed of Charge (Cayman Islands law governed) entered into between Bookham International Ltd as Chargor and Wells Fargo Bank, National Association as Second Lien Collateral Agent

2. Share Charge over the shares of Bookham International Ltd (Cayman Islands law governed) entered into between Oclaro Technology Limited as Chargor and Wells Fargo Bank, National Association as Second Lien Collateral Agent

EXHIBIT A

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) AFTER THE COMPANY ISSUES GLOBAL NOTES NOT BEARING THIS RESTRICTIVE LEGEND FOR THE COMPANY’S 7.50% EXCHANGEABLE SENIOR SECURED SECOND LIEN NOTES DUE 2018 (THE “NOTES”) AND BEARING AN UNRESTRICTED CUSIP NUMBER FOR THE NOTES, EXCEPT:

(A) TO OCLARO, INC. OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE NOTES OR SUCH SHARES OF COMMON STOCK, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE (I) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASER’S OPTION TO PURCHASE ADDITIONAL NOTES) AND (II) ON WHICH WE HAVE INSTRUCTED THE TRUSTEE UNDER THE INDENTURE GOVERNING THE NOTES THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, OCLARO, INC., THE TRANSFER AGENT AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR OCLARO, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR OCLARO, INC. DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

2

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[NAME OF OFFICER], the [TITLE] of Oclaro Luxembourg S.A., a société anonyme incorporated under the laws of Luxembourg, with a share capital of EUR 31,000, in the process of registration with the Luxembourg Register of Commerce and Companies, having its registered office at 65, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Grand-Duchy of Luxembourg (the “Company”) and [NAME OF OFFICER], the [TITLE] of the Company do hereby certify, in connection with the sale of $25,000,000 of the Company’s 7.50% Exchangeable Senior Secured Second Lien Notes due 2018 (the “Notes”) pursuant to the terms of the Indenture, dated as of December 14, 2012 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company and Wells Fargo Bank, National Association (the “Trustee”), that:

1. The undersigned are permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2. The undersigned have read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3. In the opinion of the undersigned, the undersigned have made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the exchange of each Restricted Global Note for a Global Note, of like aggregate Principal Amount and tenor, but assigned an unrestricted CUSIP number (which unrestricted CUSIP number shall be [            ]) and not subject to the Restricted Notes Legend, as provided for in the Indenture have been complied with.

4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.

5. The Notes have become Freely Tradable.

In accordance with Section 3.08 of the Indenture, the Company hereby instructs you as follows:

1. To take those actions necessary so that each Restricted Global Note is cancelled and exchanged for a Global Note of like aggregate Principal Amount and tenor, but assigned an unrestricted CUSIP number (which unrestricted CUSIP number shall be [            ]) and not subject to the Restricted Notes Legend, in accordance with the terms and conditions of the Notes and the Applicable Procedures and as provided in the Indenture, without further action on the part of the Holders.

[Signature page follows.]

B-1

IN WITNESS WHEREOF, we have signed this certificate as of [            ].

OCLARO LUXEMBOURG S.A.

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF NOTICE OF TAX REDEMPTION ELECTION]

To: [                    ]

The undersigned registered owner of this Note hereby elects to not have this Note, or the portion hereof (that is $200,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, be subject to a Tax Redemption, and any Notes representing any principal amount hereof not subject to such Tax Redemption, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not subject to such Tax Redemption is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the ninety days immediately preceding the date hereof, an “affiliate” of the Company or of the Guarantor (within the meaning of Rule 144 under the Securities Act of 1933, as amended).

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by

an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion

program pursuant to Securities and

Exchange Commission Rule 17Ad-15

if Ordinary Shares are to be

issued, or Notes to be delivered,

other than to and in the name of the

registered Holder.

C-1

Fill in for registration of Notes to
be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount not subject to Tax Redemption (if less than all):
$ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

C-2

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , among             (the “Guaranteeing Subsidiary”), a subsidiary of Oclaro, Inc. (or its permitted successor), a company duly incorporated and existing under the laws of Delaware, United States of America (the “Parent”), Oclaro Luxembourg S.A., a société anonyme incorporated under the laws of Luxembourg, with a share capital of EUR 31,000, in the process of registration with the Luxembourg Register of Commerce and Companies, having its registered office at 65, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Grand-Duchy of Luxembourg (the “Company”), the Parent and the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 14, 2012 providing for the issuance of 7.50% Exchangeable Senior Secured Second Lien Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 14.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 16 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

D-1

5. NEW YORK LAW TO GOVERN. THIS NOTE GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                 ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Authorized Signatory

D-3